UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EVINE Live Inc.

(Name of Registrant as Specified In Its Charter)

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EVINE LIVE INC.

6740 Shady Oak Road

Eden Prairie, MN 55344-3433

May 8, 2015

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of EVINE Live Inc., a Minnesota corporation (the “Company”), to be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on June 17, 2015 at 9:00 a.m. CT.

This year we are again taking advantage of a Securities and Exchange Commission rule allowing us to furnish our proxy materials over the Internet. If you are a shareholder who holds shares in an account with a broker (also referred to as shares held in street name), you will receive a Notice Regarding Availability of Proxy Materials from your broker. The Notice Regarding Availability of Proxy Materials will tell you how you can access our proxy materials which describe the matters to come before the meeting. It also will tell you how to request a paper or e-mail copy of our proxy materials. If you are a shareholder whose shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you will receive a copy of our proxy materials by mail.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you plan to attend the Annual Meeting, please take the time to vote. Please vote your shares as instructed in the Notice Regarding Availability of Proxy Materials or on your proxy card and send your proxy through the Internet, telephone or mail as soon as possible so that your proxy is received prior to the Annual Meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes. Please vote as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at the meeting if you so desire.

Your vote is extremely important regardless of the number of shares you own. Please promptly follow the directions on the enclosed proxy card to vote by telephone, by Internet, or by signing, dating and returning the proxy card in the postage-paid envelope provided. It is important that your shares be represented.

Sincerely,

/s/ Mark C. Bozek
Mark C. Bozek
Chief Executive Officer

EVINE LIVE INC.

6740 Shady Oak Road

Eden Prairie, MN 55344-3433

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 17, 2015

To the Shareholders of EVINE Live Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of EVINE Live Inc., a Minnesota corporation (the “Company”), will be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota on June 17, 2015 at 9:00 a.m. CT, or at any adjournments or postponements thereof. The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect eight persons to serve as directors on our Board of Directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016;

3.	to approve, on an advisory basis, the 2014 compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement; and

4.	to transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Only Company shareholders of record as of the close of business on April 27, 2015 will be entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The mailing of the accompanying proxy statement and the Board’s form of proxy to shareholders whose shares are registered directly in their names with our transfer agent will commence on or about May 18, 2015. The mailing of the Notice Regarding Availability of Proxy Materials to our shareholders who hold shares in accounts with brokers (also referred to as shares held in street name) will commence on or about May 8, 2015.

Your vote is extremely important. You may attend the Annual Meeting and vote in person, or you may vote by following the directions on the proxy card for the Annual Meeting. Even if you own only a few shares, and whether or not you plan to attend the meeting in person, you are requested to vote your proxy either (1) through the Internet at the address listed on the Notice Regarding Availability of Proxy Materials or the proxy card, (2) by calling a toll-free telephone number listed on the Notice Regarding Availability of Proxy Materials or proxy card or (3) by marking, signing and dating the proxy card and mailing it in the envelope provided. The proxy may be revoked by you at any time prior to being exercised, and voting your proxy by telephone or through the Internet or by returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

If you attend the Annual Meeting and wish to change your proxy, you may do so automatically by voting in person at the Annual Meeting. You may also revoke any previously returned proxy by sending another later-dated proxy for the Annual Meeting. Only your latest-dated proxy counts.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF PROPOSALS 1-3, INCLUDING VOTING IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS.

By Order of the Board of Directors

/s/ G. Russell Nuce
G. Russell Nuce
Executive Vice President & Chief Strategy Officer,
Interim General Counsel & Secretary

May 8, 2015

EVINE Live Inc.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 17, 2015

The enclosed proxy is being furnished to holders of shares of common stock of EVINE Live Inc., a Minnesota corporation (the “Company” or “EVINE”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 17, 2015 at 9:00 a.m. CT, and at any adjournments or postponements thereof, for the purposes set forth herein. The Annual Meeting will be held at our offices located at 6690 Shady Oak Road (Human Resources entrance), Eden Prairie, Minnesota. The mailing of this proxy statement and our Boards’ form of proxy to shareholders whose shares are registered directly in their names with our transfer agent will commence on or about May 18, 2015. The mailing of the Notice Regarding Availability of Proxy Materials to our shareholders who hold shares in accounts with brokers (also referred to as shares held in street name) will commence on or about May 8, 2015.

This proxy statement contains important information to consider when deciding how to vote on the matters set forth in the Notice of Annual Meeting of Shareholders. In this proxy statement, the terms “EVINE,” the “Company,” “we,” “our,” “ours,” and “us” refer to EVINE Live Inc. Our principal executive offices are located at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433 and our main telephone number is (952) 943-6000. The Company changed its corporate name to EVINE Live Inc. from ValueVision Media, Inc. on November 18, 2014. Effective November 20, 2014, the Company’s NASDAQ trading symbol also changed to EVLV from VVTV at that time. The Company transitioned from doing business as “ShopHQ” and rebranded to “EVINE Live” and evine.com on February 14, 2015.

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters to be considered at the Annual Meeting, or at any adjournments or postponements thereof. We urge you to read the remainder of this proxy statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendix to this proxy statement and the documents referred to in this proxy statement, which you should read carefully.

Q: What is the purpose of the Annual Meeting?

A: The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect eight persons to serve as directors on our Board of Directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016;

3.	to approve, on an advisory basis, the 2014 compensation of the Company’s named executive officers as disclosed in this proxy statement; and

4.	to transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Q: Who is entitled to vote at the Annual Meeting?

A: Only Company shareholders of record as of the close of business on April 27, 2015 will be entitled to notice of, and to vote at, the Annual Meeting. Our common stock is our only authorized and issued voting security. Every share is entitled to one vote on each matter that comes before the Annual Meeting. At the close of business on the record date, we had 56,969,569 shares of our common stock outstanding and entitled to vote.

Q: Who is entitled to attend the Annual Meeting?

A: All EVINE shareholders of record as of the record date, or their duly appointed proxies, may attend the Annual Meeting in person. Registration will begin at 8:30 a.m. CT. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), and you wish to vote your shares at the Annual Meeting, instead of by proxy, you will need to bring a legal proxy issued to you by your broker or other nominee entitling you to vote in person.

Q: What constitutes a quorum for the Annual Meeting?

A: The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” are counted in determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Q: What vote is required to approve each proposal?

A: With respect to Proposal No. 1, the affirmative vote of a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for election to the Board. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. A shareholder who does not vote (including a broker non-vote) will have no effect on the election of directors.

For Proposal No. 2, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the proposal (provided that the number of shares voted in favor of such proposals constitutes more than 25% of the outstanding shares of our common stock) is required for approval of each other proposal presented in this proxy statement. A shareholder who abstains with respect to Proposal No. 2 will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) will have no effect on the outcome of Proposal No. 2.

The advisory vote to approve our named executive officers’ 2014 compensation as disclosed in this proxy statement is not binding on us. We will consider our shareholders to have approved the executive compensation if the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. With respect to this Proposal No. 3, a shareholder who abstains and a shareholder who does not vote on the proposal (including a broker non-vote) will have no effect on the outcome of this proposal.

Q: How can I vote at the Annual Meeting?

A: You may vote shares by proxy or in person using one of the following methods:

•	Voting by Internet. You can vote over the Internet using the directions on your Notice Regarding Availability of Proxy Materials or proxy card by accessing the website address printed on the card. If you received a proxy card and vote over the Internet, you need not return your proxy card.

•	Voting by Telephone. You can vote by telephone using the directions on your Notice Regarding Availability of Proxy Materials or proxy card by calling the toll-free number printed on the card. If you received a proxy card and vote by telephone, you need not return your proxy card.

•	Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by June 17, 2015.

•	Voting in Person. You can vote in person at the Annual Meeting if you are the record owner of the shares to be voted. If you hold your shares in “street name” (that is, through a broker or other nominee) and you wish to vote your shares at the Annual Meeting, instead of by proxy, you will need to bring a legal proxy issued to you by your broker or other nominee entitling you to vote in person.

Q: What do I need to do if I plan to attend the Annual Meeting in person?

A: If you plan to attend the Annual Meeting in person, you must provide proof of your ownership of EVINE shares (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver’s license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting you will have to provide evidence that you owned EVINE shares as of April 27, 2015, the record date for the Annual Meeting. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned EVINE shares as of the record date.

Failure to provide adequate proof that you were a shareholder on the record date may prevent you from being admitted to the Annual Meeting.

Q: Can I vote my shares without attending the Annual Meeting?

A: Yes. Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting. If you are a shareholder of record, you may vote without attending the Annual Meeting only by submitting a proxy by telephone, by Internet or by signing and returning a proxy card. If you hold your shares in street name you may vote by submitting voting instructions to your broker or other nominee, following the directions provided by such broker or other nominee.

Q: How do I access the proxy materials?

A: Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders who hold shares in accounts with brokers on the Internet, rather than mailing printed copies to these shareholders. We are mailing copies of our proxy materials to shareholders whose shares are registered directly in their names with our transfer agent. If you received a Notice Regarding Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice Regarding Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice Regarding Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice Regarding Availability of Proxy Materials.

Q: Can I change my vote after I return my proxy?

A: Yes. You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting. You may do this by:

•	signing and delivering to our Corporate Secretary a new proxy or a notice stating that your proxy is being revoked prior to the Annual Meeting;

•	if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site printed on your Notice Regarding Availability of Proxy Materials and following the instructions; or

•	attending the Annual Meeting and voting in person.

Attending the Annual Meeting alone will not revoke your proxy unless you specifically request it.

Q: How will abstentions and “broker non-votes” be treated at the Annual Meeting?

A: Shares of our common stock represented at the Annual Meeting for which proxies have been received but with respect to which shareholders have abstained will be treated as present at the Annual Meeting for purposes of determining whether a quorum exists.

Abstentions will have no effect on the election of directors pursuant to Proposal No. 1 or the approval of Proposal No. 3. An abstention on Proposal No. 2 will have the same effect as casting a negative vote.

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as ratification of independent registered public accounting firms, but not on non-routine matters, such as the election of directors, the advisory vote on our 2014 executive compensation or shareholder proposals. Accordingly, we urge you to direct your broker or nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

Consistent with the Company’s historical practice, if a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on proposals at the Annual Meeting, such “broker non-votes” will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present in person or by proxy and entitled to vote for purposes of determining the approval or disapproval of any proposal that requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote. Therefore, broker non-votes will have no effect on the election of directors pursuant to Proposal No. 1 and, except to the extent such broker non-votes could cause the affirmative vote total to be 25% or less of the number of our outstanding shares with respect to Proposal No. 2, will have no effect on the outcome of Proposal No. 2 or Proposal No. 3.

Q: May the Annual Meeting be adjourned?

A: If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Q: Who pays the expenses incurred in connection with the solicitation of proxies?

A: We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, the Internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

Q: How may I obtain additional copies of the annual report and/or proxy statement?

A: Our annual report on Form 10-K for our fiscal year ended January 31, 2015 including audited financial statements and the fiscal 2014 proxy statement are available online at http://evine.mwnewsroom.com/Proxy-Materials. Please follow the instructions on the Notice Regarding the Availability of Proxy Materials to request a paper copy of the materials. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344- 3433, Attention: Corporate Secretary.

Q: What is the deadline for submitting a shareholder proposal, including director nominations, for inclusion in the proxy statement for our 2016 annual meeting?

A: We must receive shareholder proposals intended to be presented at our 2016 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than Monday, January 11, 2016. The inclusion of any shareholder proposals in those proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8. Written copies of all shareholder proposals should be sent to EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. Under Sections 3.2 and 4.3 of our By-Laws, we must receive notice of any other shareholder proposal intended to be presented at our 2016 annual meeting of shareholders on or before Friday, March 18, 2016.

Q: What happens if other matters come up at the Annual Meeting?

A: The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting and you are a shareholder of record and have submitted a completed proxy card or voting instruction form, the persons named as proxies in such proxy card or voting instruction form will vote your shares in accordance with their discretion.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Proposal No. 1 is a proposal to elect eight persons to serve as directors on our Board of Directors. Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified, or his or her earlier resignation or removal. All of the Board’s director nominees have consented to be named in this proxy statement and to serve as a director, if elected.

At a meeting held on March 10, 2015, our corporate governance and nominating committee reviewed the makeup of the Board and recommended, by unanimous vote, that each person named below, be nominated for election as directors. All of the nominees named below (other than Mr. Frasch) were elected to serve as directors at our 2014 Annual Meeting of Shareholders. Mr. Frasch was appointed to the Board in June 2014.Based upon the recommendation of our corporate governance and nominating committee, the full Board unanimously nominated the individuals recommended by the corporate governance and nominating committee for election as directors. We did not retain any third party to assist in identifying or evaluating the nominees. Assuming shareholders elect all the director nominees named in this proxy statement at the annual meeting, we will have eight directors. The board of directors has authority under our By-Laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the board’s size between annual meetings. Your proxy holder will vote your shares for the board’s nominees unless you instruct otherwise.

If prior to the Annual Meeting the Board should learn that any of its nominees will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of its nominees will be unable to serve. There are no family relationships between any director, executive officer, or person nominated to become a director.

The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the election to the Board. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. Assuming a quorum is present, the eight validly nominated individuals receiving the highest number of votes cast at the Annual Meeting will be elected directors.

Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES NAMED BELOW TO CONSTITUTE OUR BOARD:

Thomas D. Beers has been the Chief Executive Officer of FremantleMedia N.A., Inc., the U.S. production division of global media giant FremantleMedia Ltd. since 2012, where he is in charge of Fremantle’s management and business performance, as well as the development, production and operations of more than 600 hours of programming per year including “American Idol,” “America’s Got Talent,” “The X Factor,” “Let’s Make a Deal,” “Family Feud,” and “The Price is Right.” Prior to joining FremantleMedia, Mr. Beers was the founder and Chief Executive Officer of Original Productions, LLC, a non-fiction television production company that was acquired by FremantleMedia in 2009, where he was the creator and driving force behind the Primetime Emmy® winning “Deadliest Catch”, and Emmy nominee “Ice Road Truckers”, and top-rated shows “Storage Wars”, “Monster Garage” and “Black Gold”; Mr. Beers served as Chief Executive Officer of Original Productions, LLC, from 2007 to 2012. Mr. Beers has created a unique brand of television programming featuring unheralded heroes in high risk, high reward situations. His catalogue of more than 40 series is firmly entrenched across cable powerhouses Discovery, HISTORY, A&E, Spike TV, The National Geographic Channel, and truTV. Prior to Original Productions, Mr. Beers had served for 11 years as a production executive and series and specials producer for Turner Broadcasting System, Inc., a media conglomerate; and later held a similar position at Paramount Syndicated Television. As Vice President and Supervising Producer for Turner Original Productions, Mr. Beers’ responsibilities encompassed supervising original programming for TBS Superstation, including the award-winning series “National Geographic Explorer”, “Network Earth” and “The Jacques Cousteau” Specials. Mr. Beers created and executive produced the TBS and syndicated series “Wild! Life Adventures.” He also served as the producer for the highest-rated specials in the history of Turner Original Productions – “Harley Davidson The American Motorcycle”, the Emmy® winning “Cats And Dogs”, and “The Incredible Life and Times of Robert L. Ripley, Believe It or Not.”

Mark C. Bozek joined the Company in June 2014 as Chief Executive Officer. Most recently, Mr. Bozek served as Co-Founder and Chief Executive Officer of Dollars Per Minute Inc., a merchandising and entertainment company, from 2011 until he joined the Company in June 2014. Prior to forming Dollars Per Minute Inc., Mr. Bozek formed and operated the media and consulting company Galgos Entertainment LLC, where he served as a principal from 2007 to 2011. Through Galgos Entertainment, Mr. Bozek acted as a consultant for private equity firms (including Goldman Sachs and Bain Capital) on various retail and commerce related ventures. Prior to Galgos Entertainment, Mr. Bozek worked for 14 years with Barry Diller, including serving as the Chief Executive Officer of

Home Shopping Network (HSN), a multi-channel retailer and television network specializing in home shopping, from January 1999 to January 2003. Mr. Bozek also served as a director of Sykes Enterprises, Inc. from August 2003 until April 2013.

John D. Buck currently serves as non-executive chair of the board of Medica (Minnesota’s second largest health insurer) and previously served as Chief Executive Officer of Medica from July 2001 until his retirement in January 2003. From October 2007 to March 2008, and again from August 2008 through January 2009, Mr. Buck served as our interim Chief Executive Officer. Previously, Mr. Buck worked at Fingerhut Companies where he held several senior executive positions, including President and Chief Operating Officer. Mr. Buck also previously held executive positions at Graco Inc., Honeywell Inc., and Alliant Techsystems Inc. Mr. Buck currently serves on the board of directors of Patterson Companies, Inc.

Ronald L. Frasch is currently an operating partner at Castanea Partners, a consumer-focused private-equity firm and the principal of Ron Frasch Associates, LLC, a consulting firm. From February 2007 to 2013, Mr. Frasch served as President and Chief Merchandising Officer of Saks Fifth Avenue, a division of Saks, Incorporated, a NYSE-listed luxury fashion retailer. From 2004 to 2007, he was the Vice Chairperson and Chief Merchant of Saks Fifth Avenue. He has served as a member of the board of directors of Crocs, Inc., an apparel, footwear and accessories company where he has served as lead independent director since October 2006. From 2000 to 2004, he was President and Chief Executive Officer of Bergdorf Goodman and was previously President of GFT North America from 1996 to 2000. Mr. Frasch also served as President and Chief Executive Officer of Escada USA from 1994 to 1996.

Landel C. Hobbs has been Chief Executive Officer of LCH Enterprises LLC, a consulting firm that operates in the broader telecommunications and media space, since 2010. Mr. Hobbs previously served as Chief Operating Officer of Time Warner Cable (“TWC”) from 2005 until the end of 2010 and was Chief Financial Officer of TWC from 2001 until 2005. He served as Vice President of Financial Analysis and Operations Support for all divisions of AOL Time Warner from September 2000 until October 2001. Mr. Hobbs also served in various positions, including Senior Vice President, Controller and Chief Accounting Officer, of Turner Broadcasting System, Inc. from 1993 until 2000. Before joining Turner in 1993, he served as Senior Vice President and Audit Director of Banc One Illinois Corporation and Senior Manager with KPMG Peat Marwick. He is Lead Director of Allconnect and a current Trustee of the National 4H Council and The Dyslexia Resource Trust. He was previously Chair and a Director of CSPAN and a Trustee of Women in Cable Television (WICT) and is a Broadcasting and Cable Hall of Fame Member.

Lowell W. Robinson served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc., an online advertising network, from 2007 through 2009. He joined MIVA in 2006 as Chief Financial Officer and Chief Administrative Officer. He had previously served as the President of LWR Advisors from 2002 to 2006 and as the Chief Financial Officer and Chief Administrative Officer at HotJobs.com from 2000 to 2002. He previously held senior financial positions at Advo, Inc., Citigroup Inc. and Kraft Foods, Inc. Mr. Robinson also served on the board of directors of The Jones Group from 2005 to 2014, the board of directors of Local.com Corporation from 2011 to 2012, the Board of Advisors for the University of Wisconsin School of Business from 2006 to 2010, the board of directors of International Wire Group, Inc. from 2003 to 2009, and the board of directors of Independent Wireless One, Diversified Investment Advisors and Edison Schools Inc. He is a member of the Smithsonian Libraries Advisory Board and the Board of the Metropolitan Opera Guild. Since 2009, Mr. Robinson’s principal occupation and employment has consisted of his service on the board of directors of the Jones Group, the board of directors of Local.com Corporation and the Board of Advisors for the University of Wisconsin School of Business.

Bob Rosenblatt has more than 25 years of experience leading mid and large sized retail organizations, including Tommy Hilfiger, HSN (formerly the Home Shopping Network) and Bloomingdale’s. During the end of 2012 through mid-May of 2013, he was Interim President of Ideeli.com, a flash sales company based in New York that was sold to Groupon. As Group President and Chief Operating Officer of Tommy Hilfiger Corporation, he grew revenues and profitability and built the company’s first transactional web site. Mr. Rosenblatt co-managed the process which culminated in the Tommy Hilfiger Company successfully being sold to Apax Partners in 2006. Mr. Rosenblatt also previously served as Chief Financial Officer, Chief Operating Officer and President of HSN. Mr. Rosenblatt introduced and built HSN’s online operation, which achieved profitability within three months of inception. As Chief Financial Officer at Bloomingdale’s, Mr. Rosenblatt was responsible for the profits and losses of the corporation, financial planning, and administrative management. For the past eight years, Mr. Rosenblatt has been the Chief Executive Officer of Rosenblatt Consulting, LLC, which specializes in helping investment firms determine value in both public and private companies in the consumer products sector, as well as helping retail firms maximize profitability. Mr. Rosenblatt has been and is currently serving on several public and private boards in the retail and technology industry including PepBoys (NYSE: PBY), RetailNext and I.Predictus. In addition, Mr. Rosenblatt is an Adjunct Professor at FIT (Fashion Institute of Technology). Mr. Rosenblatt served on the board of directors of the Electronic Retailing Association.

Fred R. Siegel is the owner of Fred Siegel Partners, a consultancy group focused on social change initiatives for corporations and leading non-profits. Mr. Siegel was Senior Vice President and marketing head for QVC from 1993 to 1998, overseeing all off-air consumer touch-points including all marketing and communications, leading special on-air events, and attracting and securing marquee brand-name vendors, helping QVC become a category-defining brand. After QVC, Mr. Siegel was marketing lead for Excite and Excite @ Home where he oversaw all marketing and communications activities. Mr. Siegel is responsible for many Internet firsts including strategic partnerships with television networks, the first large-scale voting event on the web (with the Prime Time Emmys) and the first Online Town Hall meeting with President Clinton. Mr. Siegel currently advises various companies from Google Ventures-backed Sidecar to the twenty-something organization, Our Time, and is an Advisor for the Showtime series, Years of Living Dangerously. Mr. Siegel has won multiple awards including a Daytime Emmy Award (2011) and numerous advertising awards including Clio, and One Show. Mr. Siegel is currently working with Honor, a venture-backed home care startup based in San Francisco.

PROPOSAL NO. 2:

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 2 is a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016.

Proposal No. 2 requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote (provided that the number of shares voted in favor of such proposal constitutes more than 25% of the outstanding shares of our common stock). Shareholders may vote “FOR” or “AGAINST,” or may “ABSTAIN” with respect to, Proposal No. 2.

Deloitte & Touche LLP has been our independent registered public accounting firm since fiscal 2002. Upon recommendation from our Audit Committee, the Board selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for our fiscal year ending January 30, 2016, subject to ratification by our shareholders. While it is not required to do so, the Board is submitting the selection of this firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our Audit Committee will reconsider its selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 30, 2016.

Deloitte & Touche LLP Attendance at the Annual Meeting

A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Deloitte & Touche LLP in our fiscal years ended January 31, 2015, known as fiscal 2014, and February 1, 2014, known as fiscal 2013.

Fees Billed by Deloitte & Touche LLP

Description of Fees	Fiscal 2014 Amount	Fiscal 2013 Amount
Audit Fees	$400,000	$400,000
Audit-Related Fees	5,000	11,500

Total Audit and Audit-Related Fees	405,000	411,500
Tax Fees:
Tax Compliance Fees	65,000	63,500
Tax Consultation and Advice Fees	86,300	9,600

Total Tax Fees	151,300	73,100
All Other Fees	—	—

Total	$556,300	$484,600

The following is a description of the above services:

Audit Fees. The audit fees set forth above for fiscal 2014 and fiscal 2013 consist of fees billed by Deloitte & Touche LLP for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the audit of our fiscal year-end financial statements and the effectiveness of internal controls over financial reporting, including agreed-upon procedure compliance letters.

Audit-Related Fees. The audit-related fees set forth above for fiscal 2014 and fiscal 2013 consist of fees billed by Deloitte & Touche LLP for audit-related out of pocket expenditures as well as for consultation regarding other accounting matters and audit services that normally are provided by an independent registered public accounting firm in connection with filings or engagements, such as comfort letters, consents related to Securities and Exchange Commission registration statements and other services related to Securities and Exchange Commission matters for the fiscal year.

Tax Fees. The tax compliance fees set forth above consist solely of fees billed by Deloitte & Touche LLP for preparation of federal, state and local income tax returns and Internal Revenue Service audit assistance. The tax consultation and advice fees set forth above for fiscal 2014 and fiscal 2013 primarily consist of fees billed for consultation and assistance in connection with IRS section 382, section 280(G) and net operating loss matters, including change-in-control analysis, preparation for tax planning regarding various federal and state income tax matters, as well as assistance with employee compensation tax matters.

All Other Fees. We were not billed any amounts by Deloitte & Touche LLP for other products and services during fiscal 2014 or fiscal 2013.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee charter requires that our Audit Committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent auditor’s independence, prior to engagement for these services. All such services performed in fiscal 2014 and fiscal 2013 were approved by our Audit Committee. Our Audit Committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our Audit Committee.

Report of the Audit Committee

The Audit Committee is composed of three independent directors listed below, which is responsible for overseeing our management and independent registered public accounting firm in respect of our accounting and financial reporting. In performing our oversight function, we rely upon advice and information received in our discussions with management and the independent registered public accounting firm.

We have (a) reviewed and discussed our Company’s audited consolidated financial statements for the fiscal year ended January 31, 2015 with management; (b) discussed with Deloitte & Touche LLP, our Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3526; and (c) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning their independence, and discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions with management and our Company’s independent registered public accounting firm referred to above, we recommended to the Board that our audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

LOWELL W. ROBINSON (CHAIR)
BOB ROSENBLATT
LANDEL C. HOBBS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

PROPOSAL NO. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal No. 3 is a proposal to approve, on an advisory basis, the 2014 compensation of the Company’s named executive officers as disclosed in this proxy statement.

Proposal No. 3 will be considered approved by the Company’s shareholders if the number of votes cast “For” Proposal No. 3 exceeds the number of votes cast “Against” Proposal No. 3. Shareholders may vote “FOR” or “AGAINST,” or may “ABSTAIN” with respect to, Proposal No. 3.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Securities and Exchange Act of 1934, as amended, we are providing our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the 2014 compensation of our named executive officers.

Our compensation philosophy is described in the Compensation Discussion and Analysis contained in this proxy statement. Shareholders are urged to read the Compensation Discussion and Analysis which also discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related tables and narrative disclosure which describe the compensation of our named executive officers set forth under the caption “Executive Compensation” below. The Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our executive officers in 2014 reflects and supports these compensation policies and procedures.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders of EVINE Live Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, compensation tables, and related disclosures contained in the section of the proxy statement for the 2015 Annual Meeting of Shareholders captioned “Executive Compensation”.”

Although this advisory vote is not binding on our Board, the Board and Compensation Committee will take into account the result of the vote when structuring our executive compensation programs. We currently intend to hold an annual non-binding advisory vote to approve our named executive officer compensation. Our next advisory vote will occur at our 2016 Annual Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3 TO APPROVE THE 2014 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND EXECUTIVE OFFICERS

Shareholder Communications with the Board of Directors

Persons interested in communicating with the Board are encouraged to contact the Chair of the Board, all outside directors as a group, or an individual director by submitting a letter or letters to the desired recipients in an envelope labeled with “Chair of the Board” or the names of specified directors. This letter should be placed in an envelope and mailed to EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. The Corporate Secretary will forward the communication to the designated recipient(s) or the Chair of the Board.

Attendance at Shareholder Meetings

The directors are encouraged, but not required, to attend all meetings of our shareholders. Two of our then serving directors attended our 2014 Annual Meeting of Shareholders.

Composition of the Board

At the beginning of fiscal 2014, our Board consisted of Jill R. Botway, John D. Buck, William F. Evans, Landel C. Hobbs, Sean F. Orr, Lowell W. Robinson, Randy S. Ronning and Keith R. Stewart.

Certain information about our current directors is set forth below (ages are as of April 30, 2015). These directors (other than Mr. Frasch, who was appointed to the Board in June 2014) were elected by EVINE’s shareholders at our 2014 Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

Name	Age	Director Since	Positions Currently Held with our Company
Mark C. Bozek	55	2014	Chief Executive Officer, Director
Bob Rosenblatt	57	2014	Chair of the Board
Thomas D. Beers	63	2014	Director
John D. Buck	64	2004	Director
Ronald L. Frasch	66	2014	Director
Landel C. Hobbs	52	2014	Director
Lowell W. Robinson	66	2014	Director
Fred R. Siegel	61	2014	Director

Board Leadership Structure and Risk Oversight

The Company’s corporate governance guidelines provide that the Chair of the Board and the Chief Executive Officer currently are separate offices, with a non-executive Chair of the Board. While the Board retains the right to exercise its discretion in combining or separating the offices of Chair of the Board and Chief Executive Officer, there currently is not an intention to combine the offices. This determination will be made depending upon what our Board believes is best for the Company and our shareholders in light of all circumstances at any particular time.

The Company’s management is responsible for risk management on a day-to-day basis and has engaged in a formal Enterprise Risk Management (ERM) process that it implemented with the assistance of an outside consulting firm. ERM is a process applied in a strategy setting across the Company and is designed to identify and manage potential events or risks that may affect the Company and to provide reasonable assurance regarding the achievement of Company objectives. The Company develops an assessment of major risks facing the Company and mitigation plans as part of its annual strategic planning process, incorporating any new risk treatment strategies into normal business activities. Input gathered from the Board is analyzed and incorporated into the process.

The Board oversees the risk management activities of management directly and through the committees of the Board by discussing with management the policies and practices utilized by management in assessing and managing risks and by providing input on those policies and practices. In general, the Board oversees risk management activities relating to business strategy, strategic transactions, capital allocation, legal and regulatory risk, and operational risks; the audit and finance committee oversees risk management activities related to certain financial risks and the Audit Committee oversees the ERM process; the Human Resources and Compensation Committee, known as the Compensation Committee, oversees risk management activities relating to the Company’s compensation policies and practices and organizational risk; and the Nominating and Governance Committee, known as the Governance Committee oversees risk management activities relating to Board composition and function. Each committee reports to the full Board on a regular basis, including reports with respect to the respective committee’s risk oversight activities as appropriate. Certain key risks and related mitigation plans are also reviewed more in depth throughout the year either by the Board or its committees. Management and the Board regularly review and discuss appropriate strategies to monitor and assess the effectiveness of risk treatment for long-term success.

Director Independence

Messrs. Buck, Frasch, Hobbs, Robinson, Rosenblatt, and Siegel, constituting a majority of the Board, have been determined to be independent as that term is used in Section 10A of the Exchange Act of 1934 and as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. Our Board has determined that neither Mr. Bozek, as our Chief Executive Officer, nor Mr. Beers are independent as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules.

Committees of the Board of Directors

On-going committees established and maintained by the Board include the Audit Committee, the Compensation Committee, and the Governance Committee. From time to time the Board also may establish additional committees for specific purposes, such as the special committee, which was formed to consider a variety of special projects and tasks delegated to it by the Board and the special nominating committee, which was formed to identify and evaluate potential director candidates in connection with demand letters received from a shareholder in November 2013. Both the special committee and the special nominating committee were dissolved in June 2014. The Board established a Special Committee (which is being renamed the “Finance Committee”) on October 29, 2014. The purpose of this Special Committee is to consider and evaluate business opportunities. This Special Committee is of limited duration, not lasting more than a year.

The following table summarizes the current membership of each of our on-going committees:

Director	Audit Committee	Compensation Committee	Governance Committee
Mark C. Bozek
Bob Rosenblatt	Member		Member
Thomas D. Beers
John D. Buck		Member	Chair
Ronald Frasch
Landel C. Hobbs	Member	Chair	Member
Lowell W. Robinson	Chair
Fred R. Siegel		Member

Audit Committee

The Audit Committee consists of Messrs. Robinson (Chair), Hobbs and Rosenblatt. All members of the Audit Committee are independent as that term is used in Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The Board has determined that each of Mr. Robinson, chair of the Audit Committee, and Mr. Hobbs is an Audit Committee financial expert as defined by the Securities and Exchange Commission’s (“SEC”) regulations.

The Audit Committee is established by the Board for the primary purpose of assisting the Board in overseeing:

•	management’s process for ensuring the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits;

•	the Company’s compliance with legal and regulatory requirements;

•	the registered public accounting firm’s (independent auditor’s) qualifications and independence;

•	the performance of the Company’s independent auditor and internal audit function, if applicable; and

•	the Company’s systems of disclosure controls and procedures, and internal controls over financial reporting.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The role of the Audit Committee is described above and in the audit charter, found on our website,

http://evine.mwnewsroom.com/Corporate-Governance/Overview. The Audit Committee charter complies with the standards set forth in SEC and applicable stock exchange regulations.

Human Resources and Compensation Committee

The Compensation Committee consists of Messrs. Hobbs (Chair), Buck and Siegel. Mr. Frasch was a member and Chair of the Compensation Committee during fiscal 2014. He resigned from the committee in March 2015, and Mr. Hobbs was thereafter appointed to the committee and serves as Chair. All members of the Compensation Committee are independent directors as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules and for purposes of Internal Revenue Code Section 162(m). The Compensation Committee charter complies with the standards set forth in Securities and Exchange Commission and applicable stock exchange regulations.

The responsibilities of the Compensation Committee are set forth in the Compensation Committee charter, which is reviewed regularly and amended as appropriate in light of Securities and Exchange Commission and applicable stock exchange regulations, and which is available on our website at http://evine.mwnewsroom.com/Corporate-Governance/Overview.

Among other duties, the Compensation Committee has the responsibility to:

•	establish executive compensation strategy, including base salary, incentive compensation and any other compensation elements and evaluate the strategy in light of the say on pay vote;

•	assure that all executive officers are compensated in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies, and that they are not incentivized to take an undue amount of risk;

•	oversee our stock-based incentive plans and approve all grants to executive officers made in connection with those plans;

•	review, approve, and request that independent directors ratify decisions regarding (i) the components of and total cash compensation for our Chief Executive Officer, and (ii) stock-based grants to our Chief Executive Officer;

•	review, approve, and, if appropriate, ask that the independent directors ratify any employment agreements or severance arrangements for the Chief Executive Officer or other members of senior management, including change-in-control provisions, plans or agreements;

•	monitor our employee benefit plans and discharge the duties imposed on the committee by the terms of those plans;

•	oversee succession planning for the Chief Executive Officer and other members of the senior executive team;

•	review and discuss with Company management the Compensation Discussion & Analysis (“CD&A”);

•	annually evaluate the performance of the committee and the adequacy of the committee’s charter, and report the evaluation to the Board; and

•	perform other duties or functions deemed appropriate by the Board.

Compensation decisions for the named executive officers (other than the Chief Executive Officer) and the other corporate officers directly reporting to the Chief Executive Officer are made by the Compensation Committee, upon the recommendation of our Chief Executive Officer. For the Chief Executive Officer, the compensation decisions are made by the independent directors upon the recommendation of the committee. Under its charter, the Compensation Committee has the authority to engage, review and approve the payment of fees to or terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

The Compensation Committee’s meeting agendas are determined by its chair, with the assistance of the head of human resources and the Corporate Secretary. The committee reports on its actions regarding executive compensation to the Board for all corporate officers except in the case of the Chief Executive Officer. For the Chief Executive Officer, the committee will make a recommendation to the independent directors for review and action.

The committee is supported by our human resources and legal departments upon request. In addition, the committee engaged Towers Watson through July, 2014 and Frederic W. Cook & Co., Inc. beginning in August, 2014. Both are global human resources consulting firms, hired to assist the committee in discharging its responsibilities, which include conducting periodic reviews of its total compensation program for executive officers. Under a policy established by the committee, Towers Watson and Frederic W. Cook & Co., Inc. only perform work for the Compensation Committee, the Board and other committees of the Board, and have not been retained by our management for other benefits, compensation or recruiting services, or any other purposes. The Compensation Committee has considered a number of important factors including: the relationships that the compensation consultant has with the

Company, the members of the Compensation Committee and our executive officers, as well as the policies that the compensation consultant has in place to maintain its independence and objectivity, and has determined that the work performed by Towers Watson and Frederic W. Cook & Co., Inc. have raised no conflicts of interest.

Corporate Governance and Nominating Committee

The Governance Committee, consists of Messrs. Buck (Chair), Hobbs, and Rosenblatt. All members of the Governance Committee are independent directors as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. The Governance Committee advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as directors, corporate governance, compensation of directors and other matters as specified in the Governance Committee’s charter or as directed by the Board. The responsibilities of the Governance Committee are set forth in the Governance Committee charter, which is reviewed regularly in light of SEC and applicable stock exchange regulations and is available on our website at http://evine.mwnewsroom.com/Corporate-Governance/Overview.

Director Qualifications, Board Diversity and Shareholder Nominations for Directors

The Governance Committee charter describes the attributes we seek in considering director candidates. The Governance Committee will consider persons recommended by shareholders in selecting nominees for election to the Board. The Governance Committee recommends qualified individuals who, if added to the Board, will provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for our Company. We have determined that a majority of our directors should be independent directors. While the Governance Committee does not have a formal diversity policy, diversity is one of the factors set forth in the Governance Committee’s charter, in analyzing the qualifications for directors.

In evaluating potential nominees, the Board considers the person’s integrity, judgment, skill, experience with entities in related industries (i.e., consumer retailing, TV home shopping, TV programming, media, fulfillment, direct response marketing, e-commerce, technology, finance, mergers and acquisitions, and corporate law), public company experience, and commitment to devote the time and attention necessary to fulfill his or her responsibilities to the Company. They also consider the diversity of experience, race, ethnicity, gender and age of the nominees to complement and enhance the other members’ experiences and backgrounds.

Shareholders who wish to suggest qualified candidates should write to: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Governance and Nominating Committee, c/o Corporate Secretary. All recommendations should state in detail the qualifications of the person for consideration by the Governance Committee and should be accompanied by an indication of the person’s willingness to serve.

Business Ethics Policies

We have adopted a business ethics policy applicable to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of this business ethics policy is available on our website at http://evine.mwnewsroom.com/Corporate-Governance/Overview. In addition, we have adopted a code of ethics for our Chief Executive Officer and senior financial management; this policy also is available on our website at http://evine.mwnewsroom.com/Corporate-Governance/Overview.

Attendance and Meetings of the Board of Directors and Its Committees

Our business and affairs are managed by the Board, which held 11 meetings during fiscal 2014 and took action by written consent four times. During fiscal 2014, the Audit Committee held 13 meetings and had no written actions; the Compensation Committee held five meetings and took action by written consent once; and the Governance Committee held four meetings and did not take action by written consent. During fiscal 2014, the special nominating committee, which was formed to identify and evaluate potential director candidates, met on three occasions and the special finance committee, formed to consider and evaluate business opportunities, met on six occasions. During fiscal 2014, none of our directors attended fewer than 75% of the aggregate number of meetings of the Board and the various committees on which he or she served during fiscal 2014.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or was during the last fiscal year, an officer or employee of our Company or of any of our subsidiaries. None of our executive officers has served on the Board or on the Compensation Committee of any other entity, any of whose executive officers served either on our Board or on our Compensation Committee.

Named Executive Officers

As further disclosed in more detail elsewhere in this proxy statement, fiscal 2014 was a year of transition for the Company’s leadership team. The leadership changes and the impact on the Company’s executive compensation program are described in more detail below under “Leadership Changes in Fiscal 2014”.

The following table sets forth a list of our NEOs employed on January 31, 2015:

Name	Title
Mark C. Bozek	Chief Executive Officer and Director
William J. McGrath	EVP, Chief Financial Officer
G. Robert Ayd	President
G. Russell Nuce	EVP, Chief Strategy Officer
Jean-Guillaume Sabatier	SVP, Sales & Product Planning & Programming

Leadership Changes in Fiscal 2014

In October of 2013, the Company received a demand from an activist shareholder to call a special meeting of shareholders for the purpose, among other things, of voting on a new slate of directors and amending certain of the Company’s By-laws. The process of responding to the initial demand concluded with the Company’s annual shareholder meeting on June 18, 2014. At the Company’s 2014 annual shareholder meeting, the following eight nominees were each elected to serve as directors on the Board: Thomas Beers, Mark Bozek, John Buck, Landel Hobbs, Lowell Robinson, Bob Rosenblatt, Fred Siegel and Keith Stewart, four of whom (Messrs. Beers, Bozek, Rosenblatt and Siegel) were nominees of the activist shareholder. On June 22, 2014, Mr. Stewart resigned from the Board and as Chief Executive Officer of the Company, following which the Board unanimously appointed Mr. Bozek as the Company’s Chief Executive Officer and Mr. Frasch as a director. Since the end of our 2014 fiscal year, the Company’s leadership has continued to evolve with the departure of Mr. McGrath and the hiring of the Company’s new Chief Financial Officer Tim Peterman, the elimination of the President role and the departure of Mr. Ayd and the hiring of Penny Burnett as the Company’s Chief Merchandising Officer. Mr. Peterman and Ms. Burnett joined the Company shortly after the Company’s 10-K was filed. Due to these leadership changes, SEC rules require disclosure of specific executive officers in place during portions of the Company’s 2014 fiscal year, even if not in place at the end of the fiscal year. As a result, the Summary Compensation Table and other tables starting on page 27 include former executive officers, including Keith Stewart, Carol Steinberg and Annette Repasch.

Current Executive Officers

Certain information about our current officers is set forth below (ages are as of April 30, 2015):

Name	Age	Position(s) Held
Mark C. Bozek	55	Chief Executive Officer and Director
G. Russell Nuce	51	EVP, Chief Strategy Officer
Tim A. Peterman	48	EVP, Chief Financial Officer
Penny Burnett	47	SVP, Chief Merchandising Officer
Jean-Guillaume Sabatier	45	SVP, Sales & Product Planning & Programming
Michael A. Murray	56	SVP, Operations
Nicholas J. Vassallo	51	VP, Corporate Controller
Beth K. McCartan	45	VP, Financial Planning & Analysis
Ashish G. Akolkar	42	VP, IT Operations

Mark C. Bozek joined the Company in June 2014 as Chief Executive Officer. Most recently, Mr. Bozek served as Co-Founder of, and Chief Executive Officer of, Dollars Per Minute Inc., a merchandising and entertainment company, from 2011 until he joined the Company in June 2014. Prior to forming Dollars Per Minute Inc., Mr. Bozek formed and operated the media and consulting company Galgos Entertainment LLC, where he served as a principal from 2007 to 2011. Through Galgos Entertainment, Mr. Bozek acted as a consultant for private equity firms (including Goldman Sachs and Bain Capital) on various retail and commerce related ventures. Prior to Galgos Entertainment, Mr. Bozek worked for 14 years with Barry Diller, including serving as the Chief Executive Officer of Home Shopping Network (HSN), a multi-channel retailer and television network specializing in home shopping, from January 1999 to January 2003. Mr. Bozek also served as a director of Sykes Enterprises, Inc. from August 2003 until April 2013.

G. Russell Nuce joined the Company as Chief Strategy Officer in November 2014. Most recently, Mr. Nuce served as the Co-Founder and Secretary and Treasurer of Dollars Per Minute Inc., a merchandising and entertainment company, from 2011 until he joined the Company in November 2014. Prior to founding Dollars Per Minute Inc., Mr. Nuce served as a principal of Galgos Entertainment LLC, a media and production company from 2007 to 2011. Previously, he served as Vice President and General Counsel of Wear Me Apparel, Inc. (Kids Headquarters) from 2004 to 2006 and Vice President and General Counsel of Covington Industries Inc. from 1998 to 2004. Mr. Nuce began his career as an associate with the law firm Milbank, Tweed, Hadley & McCloy in New York and London.

Tim A. Peterman joined the Company as Chief Financial Officer in March 2015. Mr. Peterman is a CPA who has more than 25 years of financial experience in public and private enterprises in media and ecommerce. Since 2011, Mr. Peterman has served as Chief Operating Officer and Chief Financial Officer for The J. Peterman Company, an ecommerce apparel brand. From 2009 to 2011, he served as Chief Operating Officer and Chief Financial Officer of Synacor, a media technology company. Previously, Mr. Peterman served almost six years at The E.W. Scripps Company in various senior roles, including Senior Vice President of Corporate Development. From 1999 to 2002, he was Chief Operating Officer and Chief Financial Officer of IAC’s broadcasting and cable divisions. Mr. Peterman also spent almost six years in senior financial roles at Tribune Company. Mr. Peterman began his career at KPMG in Chicago in 1989. He is a graduate of University of Kentucky.

Penny Burnett joined the Company as Senior Merchandising Officer in April 2015. Ms. Burnett served as Vice President of Merchandising for Global Brands Group (a member of the Fung Group) for five years where she directly managed the merchandising strategy for new acquisitions and oversaw merchandising for the Kid’s and Young Men’s businesses, which accounted for a combined volume of over $1 billion. Prior to that, she was the Vice President of Sales and Merchandising for Guggenheim Partners on the Lionel brand and held key merchandising roles at both Macy’s and Target Corporation.

Jean-Guillaume Sabatier joined the Company as Senior Vice President, Sales & Product Planning in November 2008. During fiscal 2012, Mr. Sabatier also led a special projects initiative in the planning area. Mr. Sabatier served as Director, Sales and Product Planning for QVC, Inc., from July 2007 to October 2008. Prior to that time, Mr. Sabatier held various positions in QVC’s German business unit, including Director, Programming and Planning from July 2003 to July 2007. He began his QVC career as a sales and product planner in June 1997.

Michael A. Murray was named Senior Vice President of Operations in September 2009 after having joined the Company as Vice President of Operations in May 2004. Mr. Murray has over 30 years of operations and business management experience. Prior to joining the Company, Mr. Murray was Senior Vice President of Operations for the Fingerhut Companies and Federated Department Stores direct to consumer divisions primarily from May 1991 to October 2002. While at Fingerhut, Mr. Murray also led FBSI operations, Fingerhut’s 3rd party direct to consumer arm serving Walmart.com, Intuit, Levi’s, Wet Seal and others. Mr. Murray has held executive leadership positions in various direct to consumer and retail companies including Merrill Corporation, Lieberman Enterprises, and Associated Wholesale Grocers. Mr. Murray began his career with John Deere as an Industrial Engineer.

Nicholas J. Vassallo has served as Vice President and Corporate Controller since 2000. He first joined the Company as director of financial reporting in October 1996. During that time he also had responsibility for direct-mail acquisitions and other corporate business development ventures. Mr. Vassallo was named corporate controller in 1999 and the following year was promoted to vice president. Prior to joining the Company, he served as corporate controller for Fourth Shift Corporation, a software development company. Mr. Vassallo began his career with Arthur Anderson, LLP where he spent eight years in their audit practice group. Mr. Vassallo is a CPA and holds a BS in Accounting from Saint John’s University in New York.

Beth K. McCartan has served as Vice President Financial Planning & Analysis since 2006. She first joined the Company as Finance Manager in January 2001. She was promoted to Finance Director in 2003 and to Vice President three years later. Prior to joining the Company, she worked for The Pillsbury Company in several finance positions including Sr. Financial Analyst for Green Giant and Progresso brands and as a plant controller. She began her career with Pillsbury in February 1993. Ms. McCartan holds an

MBA in finance from the University of Minnesota and has undergraduate degrees in Finance, Marketing and Advertising from The University of St. Thomas.

Ashish G. Akolkar has served as Vice President of IT Operations since June 2007. Mr. Akolkar joined the Company in November 2000 and has held director and managerial positions at the Company overseeing enterprise architecture, software development, application support & maintenance and technology infrastructure functions. Prior to joining the Company, Mr. Akolkar served as a technology consultant for ERP applications while working for companies including netbriefings.com and Sunflower Information Technologies. Mr. Akolkar has an MBA in finance and BS in electronics engineering from Mumbai University, India.

EXECUTIVE COMPENSATION

This compensation discussion and analysis (“CD&A”) is intended to provide an overview of the compensation awarded to, earned by, or paid to our named executive officers, including the material elements of the compensation paid to our named executive officers (“NEOs”) as outlined in the compensation tables included in this proxy statement.

Executive Summary

Introduction to our Business

EVINE Live Inc. is a digital commerce company that offers customers multiple ways to shop and interact via TV, online and on mobile devices in the merchandise categories of Home, Beauty, Health & Fitness, Fashion & Accessories, Jewelry & Watches and Consumer Electronics. Under the leadership of Mark Bozek, who took over as CEO in June 2014, the Company has begun its repositioning to a true digital commerce company. EVINE Live has access to 88 million cable and satellite television homes and also is available nationwide via live streaming at www.evine.com.

2014 Performance Accomplishments

•	November 18, 2014, the Company announced that it had changed its corporate name to EVINE Live Inc. from ValueVision Media, Inc.

•	November 20, 2014, the Company’s NASDAQ trading symbol also changed to EVLV from VVTV. The Company transitioned from doing business as “ShopHQ” and rebranded to “EVINE Live” and evine.com on February 14, 2015.

•	Total sales of $675 million, an increase of 5% over 2013 fiscal year

•	Gross profit of $245 million, an increase of 7%

•	Adjusted EBITDA of $23 million, rose 26%

Changes to our Executive Compensation Program

As part of an overall evaluation of our executive compensation program and in response to shareholder feedback in 2014, the Compensation Committee took the following actions to enhance our executive compensation program. We believe these changes conform to evolving market practices and strengthen the pay for performance alignment of our incentive programs. These changes included:

•	Aligned the timing of our Long-Term Incentive Award Grant with the timing of other Executive Compensation decisions: Commencing in 2015, we moved the timing of the Long-Term Incentive Award Grant from November of the previous year (November 2014) to the first quarter of the new fiscal year (March 2015). We also conduct annual merit reviews and establish annual incentive opportunities in Q1 of each year. As such, moving all compensation decisions to one point in time allows for a more holistic approach to evaluating executive compensation.

•	Replaced Restricted Stock Awards with Performance Share Awards in our Long-Term Incentive Plan: Effective with the March 2015 Long-Term Incentive Grant for certain NEOs, we replaced time-vesting Restricted Stock Awards (RSAs) with Performance Share Awards (PSAs), with performance measured using 3-year Total Shareholder Return (TSR) versus companies listed in the 6-digit Global Industry Classification Standard (GICS) Internet & Catalog Retail group.

•	Realigned the Financial Targets and the Plan Design of our Annual Cash Incentive Plan: Effective in the 2015 Plan Year, Adjusted EBITDA has been defined as the key financial metric for the Plan, versus previous years of using multiple financial metrics. The threshold performance target was increased to 80% of goal from the previous year’s threshold performance target of 75% of goal. The payout at threshold performance remains at 50% of the plan participants’ eligible target percentage, which is consistent with previous years. In an effort to balance the desire to set a realistic goal with sufficient stretch for the EBITDA maximum performance target, we decreased the maximum target to 120% down from 200% in the previous year. We also deleveraged the Plan by reducing the maximum performance payout to 200% of the participants’ eligible target percentage versus 250% in the previous year.

Prior Year Say on Pay Results

At our 2014 Annual Meeting of Shareholders, 65.9% of our shareholders voting on the proposal to approve, on an advisory basis, the compensation of our NEOs as disclosed in the proxy statement for our 2014 Annual Meeting of Shareholders, voted to approve such proposal. The Board values the opinions of our shareholders and carefully reviewed and considered the outcome of the Say on Pay vote, along with other relevant factors, in evaluating the compensation program for the Company’s NEOs. As a result of the 2014 shareholder vote, a newly constituted Compensation Committee devoted significant time and resources to understand shareholder feedback and analyze the executive compensation programs with the assistance of its new independent compensation consultant. In evaluating potential changes, the Compensation Committee also took into consideration market practices and the Company’s overarching compensation philosophy of attracting and retaining exceptional leaders and enabling them to behave like owners. This comprehensive review of our compensation programs ultimately resulted in the Committee adopting significant changes to the Company’s incentive programs effective in most cases for the 2015 fiscal year.

Compensation Discussion and Analysis

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain exceptional leaders and enable them to behave like owners. When setting executive compensation, we apply a consistent approach for all executive officers and intend that the combination of compensation elements closely aligns the executives’ financial interest with those of our shareholders. The program is mainly designed to:

1.	Attract, motivate and retain a highly capable and performance-focused executive team;

2.	Promote a culture of employee owners whose financial interests are aligned with those of our shareholders;

3.	Pay for performance such that total compensation reflects the individual performance of executives and our absolute and relative performance;

4.	Promote a focus on equity value by tying executive compensation to the long-term enhancement of shareholder value;

5.	Permit the Compensation Committee to exercise independent judgment and approval authority with respect to establishing executive team compensation programs, performance measures, and awards; and

6.	Consider the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

Target total compensation is comprised of base salary, annual cash incentive compensation, and long-term incentive compensation in the form of both cash and equity. In support of our emphasis on significant ownership by executives, the Compensation Committee offers long-term incentive opportunities that encourage ownership. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Compensation Committee reviews and considers both individual performance and the number of outstanding and previously granted equity awards. In addition to promoting share ownership, our executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit, and individual performance, both short-term and long-term, determine the largest portion of the executive pay opportunity.

Role of the Compensation Committee and Executive Compensation Consultant

The Compensation Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The Compensation Committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable NASDAQ rules. To assist the Compensation Committee in discharging its responsibilities, the Compensation Committee engages an independent consultant (“Consultant”). Towers Watson and Frederic W. Cook & Co., Inc. were each engaged by the committee as its Consultant. Towers Watson served as Consultant through July 2014 and Frederic W. Cook & Co., Inc. was engaged as a Consultant in August 2014. The Consultant’s role is to develop analyses and competitive information and to provide advice to the Compensation Committee related to executive compensation programs.

Process for Determining Executive Compensation

Typically, the Compensation Committee begins the review and adjustment process for executive total compensation levels, including equity grants, annually in November of each year. This practice was utilized when reviewing fiscal 2014 executive total compensation. In 2015, we moved our practice for reviewing executive total compensation levels and granting equity to the first quarter of our fiscal year. This change was made as part of a holistic review of the compensation programs under the direction of the new Compensation Committee and the Consultant in conjunction with the new management team.

Our Chief Executive Officer’s (the “CEO”) target total compensation package is set by the Compensation Committee during an executive session, where the CEO is not present, based on the Compensation Committee’s review of the competitive information prepared by the Consultant, assessment of the CEO’s individual performance in conjunction with our financial and operating performance, and each member’s good faith business judgment.

A recommendation for the target total compensation of our other executive officers is made by the CEO and the head of human resources, who work closely with the Compensation Committee, after reviewing the executive’s and our performance in conjunction with the executive’s responsibility and experience when compared to the competitive information prepared by the Consultant. The compensation package for the other executive officers is established by the Compensation Committee, taking into consideration the recommendation of the CEO and the head of human resources, and the executive officer’s individual job responsibilities, experience and overall performance.

To facilitate this process, the head of human resources (working together with the Consultant) summarizes the total compensation for each executive in a “tally” sheet format. This information is used by the Compensation Committee when setting target total compensation for the CEO and other executive officers. The summary outlines each executive’s annual target and actual pay as well as total accumulated pay under various performance and employment scenarios and corporate performance, both recent and projected. Our head of human resources (working together with the Consultant) also prepares for the Compensation Committee a review of the CEO’s compensation. In its deliberations, the Compensation Committee meets with the CEO and other members of senior management, as appropriate, to discuss the application of the competitive compensation data (pay and performance) relative to our unique structure and needs.

Market Data Review

To gain a general understanding of current compensation practices and competitive pay levels, we perform a “market check” which reviews each executive officer’s target total compensation in relation to comparably sized companies based on general industry data derived from several published survey sources. We also take into account, as a secondary reference point, competitive compensation data for certain executive officer positions from the proxy statements of a selected group of retail, e-commerce, media, and mail order catalog companies: 1-800-FLOWERS.COM, Inc.; Big 5 Sporting Goods Corporation; Blue Nile, Inc.; Cato Corporation; Coldwater Creek Inc: dELiA*s, Inc.; Liquidity Services, Inc.; New York & Company Inc.; Nutrisystem, Inc.; Overstock.com Inc.; Pacific Sunwear of California Inc.; priceline.com Incorporated; Select Comfort Corporation; and Tuesday Morning Corporation. We do not use this information as a primary reference point on which to base our compensation decisions, but to gain a better and more current understanding of prevailing compensation practices. For fiscal 2014, the survey data utilized consisted of information regarding base salary and target bonus for companies that have annual incentive plans similar to our annual incentive plan. Although the practices of other companies represent useful guidelines, the Compensation Committee does not rely solely on the peer group data in making its individual compensation determinations, nor is this data a material factor in any such determination made by the Compensation Committee. Rather, the Compensation Committee takes into account other various factors such as individual performance, an individual’s primary duties and responsibilities, internal equity and affordability.

Risk Assessment

The Compensation Committee has reviewed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirms that our compensation arrangements are low in risk and do not foster undue risk taking, because they focus on performance of company-wide annual goals, including Adjusted EBITDA, Liquidity (defined as cash including restricted cash plus undrawn availability under our credit facility), and Operating Expenses, as adjusted (as defined in our earnings release and other public filings), that are aligned with the long-term interests of our shareholders and have strong governance and control mechanisms. The Compensation Committee’s approach to long-term incentives is and will be predominantly risk-based equity and thus tied to shareholder returns.

Our Executive Compensation Program and Fiscal 2014 Performance

The primary elements of our executive compensation program are designed to be consistent with the compensation objectives described above. These key compensation elements are divided into three main categories which are outlined in the following table. The purpose of each element is provided to demonstrate how each component fits with the overall compensation objectives established by the Compensation Committee, specifically, stock ownership and pay for performance. The fiscal 2014 performance outcomes column describes the result of each element based on our financial performance in the last fiscal year for those elements that were in effect during the last fiscal year. In fiscal 2014, stock options were granted primarily to new executives or promoted executives in accordance with the guidelines described below.

Elements	Form	Purpose	Performance Measures	Fiscal 2014 Performance Outcomes
Base Compensation	Base salary paid in the form of cash compensation	Fixed element of pay based on individual’s primary duties and responsibilities	Individual performance, experience level and contribution on primary duties and responsibilities	CEO and NEOs received base pay increases

Annual Incentive Plan	Historically, performance based cash compensation	Designed to reward achievement of specified annual corporate goals	Results to be measured against Adjusted EBITDA, Liquidity (defined as cash including restricted cash plus undrawn availability under our credit facility), and Operating Expenses, as adjusted	CEO and NEOs received payouts based on fiscal 2014 results, as described under the caption “Specifics Related to the 2014 Executive Compensation Elements — Annual Incentive” below

Long-Term Incentive Plan	Stock Options and Restricted Stock	Designed to encourage and reward shareholder value creation and to attract and retain talent	A long-term incentive award was not granted in 2014

Specifics Related to the Fiscal 2014 Executive Compensation Elements

Base Salary

The Summary Compensation Table sets forth the actual base salary earned by each of our NEOs during fiscal 2014. The level of base salary takes into account job responsibilities, experience level and market competitiveness. Base salaries are generally reviewed annually in November, with any changes becoming effective in May the following year. Beginning in January 2015, review of base salaries will occur annually in the first quarter. Annual adjustments are based on individual performance, performance of the area of responsibility, the Company’s performance, competitiveness versus the external market and budget availability for internal merit increases.

Annual Incentive

An annual incentive opportunity is provided to encourage and reward the CEO and executive officers for making decisions that improve performance as measured by 1-year performance measures selected by the Committee. It is designed to produce sustained shareholder value by establishing a direct link between these performance measures and the incentive compensation. The Compensation Committee administers the annual incentive plan in which the CEO and executive officers participate.

Targets are established annually for the Company as a whole and are based on our prior performance. The plan is designed to motivate continuous improvement in order to achieve payouts at or above target over time.

Fiscal 2014 Performance Measures for Short-Term Annual Incentive Award

For fiscal 2014, the Compensation Committee selected Adjusted EBITDA, Liquidity (defined as cash including restricted cash plus undrawn availability under our credit facility), and Operating Expenses, as adjusted (as defined in our earnings releases and other public filings), as the performance measures for the Company’s short-term annual incentive plan. Adjusted EBITDA was given a 60% weighting, based on the importance the Compensation Committee ascribed to the Company focusing on profitability and raising its stock price. Liquidity and Operating Expenses were each given a 20% weighting as maintaining cash and controlling operating expense were identified by the Compensation Committee and senior management as critical objectives that would ensure enough capital to execute the Company’s strategic plan.

Shown below are our three performance measures, weights, targets, and actual results for fiscal 2014, each reflected in millions of dollars.

Performance Measure	Weight	Threshold	Target		Maximum	Actual
Adjusted EBITDA	60%	$18.8	$23.5		$44.4	$22.8
Liquidity (defined as cash including restricted cash plus undrawn availability under our credit facility)	20%	$43.1	$46.8	(1)	$57.7	$41.2
Operating Expenses, as adjusted	20%	$236.4	$241.1		$257.3	$231.1

(1)	The Target for ending Liquidity did not include Activist Shareholder Costs or Executive Transition Costs, which totaled $7.4 million, and are excluded from Adjusted EBITDA and Operating Expenses, as adjusted. The Target for ending Liquidity with these two items excluded would have been $39.4 million.

Because the Company met threshold performance measures for fiscal 2014, each of our NEOs received an incentive payment under our short-term annual incentive award plan, as described below. Exclusive of short-term annual incentive award payments made to our CEO and Chief Strategy Officer, which amounts were guaranteed under the terms of their respective offers to join the Company (for an aggregate amount of $513,099), actual payments under our short-term annual incentive award plan constituted less than the target for an aggregate payout of $3,390,890.

The Company’s and the individuals’ performance determines the amount, if any, of awards earned under the annual incentive compensation plan. Such awards are based on performance relative to the established target.

For a given year, a payout at 100% of target annual incentive compensation is achieved when Company performance achieves the performance measures. Actual incentive payments for 2015 could range from 50 to 200 percent of the targeted incentive opportunity based on corporate performance and individual performance goals.

This annual performance-based incentive opportunity is established each year as a percentage of an executive’s annual base salary and is targeted at approximately the estimated median of our previously determined competitive market with the opportunity to earn more for above-target performance or less for below target performance. For fiscal 2014, the target incentive opportunities (expressed as a percentage of base salary) and the actual awards (expressed both as a percentage of base salary and the actual amount paid) for the CEO and other NEOs for fiscal 2014 are set forth below.

Name	Target Annual Short Term Incentive as a Percent of Base Salary for Fiscal 2014	Actual Annual Short Term Incentive Percent Paid Based on Performance		Actual Short Term Incentive Paid
Mark C. Bozek	100%	61.0	%(1)	$381,849
G. Russell Nuce	60%	35.0	%(1)	$131,250
William J. McGrath(2)	0%	0%		$0
G. Robert Ayd(2)	0%	0%		$0
Jean- Guillaume Sabatier	45%	39.6%		$114,987
Keith R. Stewart(3)	0%	0%		$0
Carol Steinberg(4)	0%	0%		$0
Annette Repasch(4)	0%	0%		$0

(1)	Amounts are prorated based on time in position. Executive’s bonus was guaranteed per his agreement.
(2)	Employment from the Company was terminated on March 26, 2015.
(3)	Resigned from the Company on June 22, 2014.
(4)	Employment with the Company was terminated on August 18, 2014.

Long-Term Incentive Plans

A key component of an executive’s compensation is the Long-Term Incentive Award, which is critical to our long-term growth and in creating shareholder value. The Long-Term Incentive Plan is designed to attract and retain exceptional leaders and enable them to behave like owners.

The Long-Term Incentive Awards are typically granted each year in November, however, the grant date for the 2014 award was moved from November 2014 to March 2015. This change enabled us to manage compensation decisions at one point in time which allows for a more holistic approach to evaluating executive compensation. As a result there was no Fiscal 2014 Long-Term Incentive Grant Award for our NEOs.

We also grant equity based awards for new hires and promotions. Historically, stock options were issued for newly hired executive officers or individuals that were promoted into an executive officer role and they adhered to the following guidelines:

Title	Stock Option Award
Senior Vice President	up to 100,000 shares
Vice President	up to 50,000 shares

The Company has utilized inducement grants for new hires that have been approved by the Compensation Committee in reliance on NASDAQ Rule 5635(c)(4). The terms of each stock option granted to any new hire have been disclosed in a press release or SEC filing that has described the material terms of the grant, including the number of shares involved. The Company has also from time to time granted restricted stock in payment for certain compensation earned by our executive officers.

Stock options generally have a “grant date” that is the same date as the date of Compensation Committee or Board approval and have an exercise price equal to the fair market value on the grant date or, in some cases, equal to a higher stock price. In addition, the standard is for stock options to have a ten-year exercise term and vest 33% on each of the next three anniversaries of the date of grant, with limited exceptions, subject to the following post termination and change of control provisions:

Event	Accelerated Award Vesting	Exercise Term
Death or Disability	None	1 year
Retirement or Termination without Cause	None	90 days
Change of Control	Full	N/A

Market-Based Stock Option Awards — On October 3, 2012, the Company granted 2,125,000 non-qualified market-based stock options to its executive officers as part of the Company’s long-term executive compensation program. The options were granted with a premium exercise price of $4.00, when the trading price of our common stock was $2.29 per share, and each option will become exercisable in three tranches, as follows, on the dates when the Company’s average closing stock price for 20 consecutive trading days equals or exceeds the following prices: Tranche 1 (50% of the shares subject to the option at $6.00 per share); Tranche 2 (25% at $8.00 per share); and Tranche 3 (25% at $10.00 per share). On August 14, 2013, 50% of this stock option grant (Tranche 1) vested and as a result, the vesting of the second and third tranches can occur any time on or before the fifth anniversary of the grant date. The total grant date fair value was estimated to be $1,998,000. Grant date fair values and derived service periods for each tranche were determined using a Monte Carlo valuation based on the assumptions described in Note 10, Shareholder’s Equity — Market-Based Stock Option Awards, of the Notes to the Consolidated Financial Statements included in our annual Report on Form 10-K for Fiscal 2013 filed with the SEC on March 31, 2014:

Tranche	Fair Value (Per Share)	Derived Service Period
Tranche 1 ($6.00/share)	$0.93	15 months
Tranche 2 ($8.00/share)	$0.95	20 months
Tranche 3 ($10.00/share)	$0.95	24 months

Time-Based Stock Restricted Stock Awards and Options — On November 25, 2013, the Company granted 435,500 shares of restricted stock and 471,000 options to purchase shares of common stock to employees as long-term incentive awards as part of the Company’s long-term executive compensation program pursuant to the Company’s 2011 Omnibus Incentive Plan. Each of the restricted stock and option awards will vest in three equal installments on each of the first three anniversaries of the November 25, 2013 grant date.

Commencing with the hires of Mr. Bozek and Mr. Nuce, the Company issued market-based restricted stock units for their new hire award grant. The chart below describes the new hire award grants received by Mr. Bozek and Mr. Nuce.

2014 NEO New Hire Grants — On November 17, 2014, the Company granted 199,790 shares of market-based restricted stock units to its Chief Executive Officer and 79,916 shares of market-based restricted stock units to its Chief Strategy Officer in conjunction with the hiring of these positions. As of January 31, 2015, these market-based restricted stock awards were outstanding. The total grant date fair value was estimated to be $1,373,000, or $4.91 per share. Upon the earlier of (a) November 17, 2017 or (b) the date of termination of employment of the executive by the Company without Cause or for Good Reason (as defined later) by the executive, the following number of restricted stock units will be vested to the extent the following performance goals have been achieved at any point up to such date:

Performance Goals	Number of Restricted Stock Units Which Vest
Stock Price Increases 25%	25% (First Tranche)
Stock Price Increases 33%	50% (Second Tranche)
Stock Price Increases 40%	75% (Third Tranche)
Stock Price Increases 50%	100% (Fourth Tranche)

Agreements with Certain Executives

Mark Bozek Employment Agreement

On November 17, 2014, the Company entered into an Executive Employment and Severance Agreement with Mr. Bozek. The employment agreement provides for a three year initial term, followed by automatic one-year renewals. The employment agreement provides for an initial base salary of $625,000 per year, a signing bonus of $125,000 and a one-time first-year bonus of $381,849, payable upon completion of the fiscal year ending January 31, 2015. For subsequent fiscal years, Mr. Bozek will be eligible to participate in the Company’s annual cash incentive plan as in effect from time to time. To assist with Mr. Bozek’s relocation to the Company’s headquarters in Eden Prairie, Minnesota, his employment agreement provides for a living expense allowance of $2,500 per week for up to six months, plus an additional amount to make Mr. Bozek whole for taxes on the living expense allowance.

Mr. Bozek will also be eligible to participate in the Company’s executive relocation program. His employment agreement also provides that the Company will reimburse Mr. Bozek for up to $20,000 in reasonable and documented legal expenses and other costs associated with the negotiation of his employment arrangements, and for an award of performance restricted stock units under the Company’s 2011 Omnibus Incentive Plan with a fair value of approximately $1,000,000.

In the event of a termination of Mr. Bozek’s employment during the term of the employment agreement by the Company without cause (other than as a result of death or disability) or by Mr. Bozek with good reason, he will receive severance benefits consisting of a cash severance payment equal to one and one-half times the sum of Mr. Bozek’s base salary and his average annual bonus over the prior three fiscal years (or such fewer number of prior years for which he has been employed by the Company). The multiple will be increased to two times Mr. Bozek’s base salary and average annual bonus in the event of termination as described in the preceding sentence following a change in control. The severance will be paid in equal installments or, following a change in control, in a lump sum, subject in each case to a 6-month delay to the extent required for compliance with Section 409A of the Internal Revenue Code of 1986, as amended. He will also receive a pro-rated annual cash incentive award to the extent the performance goals are achieved, continued group health, dental and life insurance benefits for 18 months (24 months following a change in control) at no cost to Mr. Bozek and pro-rata vesting of any long-term incentive awards, subject to the achievement of any performance goals.

Keith Stewart Separation Agreement

On June 22, 2014, Keith Stewart resigned as a member of the Board of the Company and as Chief Executive Officer of the Company, in each case, effective immediately. Also on June 22, 2014, Mr. Stewart entered into a Separation Agreement with the Company (the “Separation Agreement”).

Under the Separation Agreement, Mr. Stewart and the Company agreed that Mr. Stewart’s separation from the Company would be treated as a result of an “Event” and for reasons other than “Cause,” as those terms are defined in Mr. Stewart’s Second Amended and Restated Employment Agreement, dated April 1, 2014 (the “Employment Agreement”). Under the Separation Agreement, the Company agreed to pay to Mr. Stewart all accrued and earned (but unpaid) base salary, vacation and other accrued amounts, as well as all outstanding expense reimbursements in accordance with the Employment Agreement. The Company also agreed to provide to Mr. Stewart the following severance pay and benefits: (i) severance pay of $1,427,108, representing two (2) times Mr. Stewart’s annual base salary; (ii) severance bonus pay of $1,070,331, representing two (2) times Mr. Stewart’s target annual incentive bonus of 75% of his annual base salary; (iii) for a period of twenty-four (24) months, continued group health, dental and life insurance benefits to the extent such benefits were in effect for Mr. Stewart and his family as of his resignation date, subject to Mr. Stewart’s timely payment of his share of the applicable premiums at the same rate he was paying prior to his resignation date; and (iv) the lapse of any restrictions on 59,500 shares of previously granted restricted stock awards and the accelerated vesting of 119,000 stock option awards. Due to the application of Section 409A of the Internal Revenue Code, the Company’s payment to Mr. Stewart of a significant portion of the severance pay described above was deferred until six (6) months after Mr. Stewart’s resignation date.

Stock Ownership Guidelines for Directors and Officers

Consistent with our ownership philosophy, the Board established stock ownership guidelines for members of the Board and officers in February 2009, and revised the guidelines in April 2011. Under the revised guidelines, our Board has adopted stock ownership guidelines for non-management directors of four times the amount of their annual cash retainer and standing committee fees, to be attained by all directors within five years from the later of (i) April 2011 and (ii) the date on which the director becomes subject to the guidelines. The guidelines also require that within five years from the later of (i) April 2011 and (ii) the date on which the executive officer becomes subject to the guidelines, each executive officer must achieve an equity ownership level equal to a specified multiple of his or her annual base salary. The minimum equity ownership levels are four times the annual base salary for our CEO and two times the annual base salary for the other executive officers. Progress toward the stock ownership guidelines is measured once each year at the time of the March Board meeting. Ownership levels are calculated using the market value of our stock each March multiplied by the number of restricted shares, unrestricted shares, plus the value of vested options in the money. New directors and new executive officer hires will have five years from date of appointment or hire to achieve these stock ownership guidelines. The current directors and officers own a significant amount of shares and vested options and the group is making progress in achieving our stock ownership guidelines —a majority of directors and officers had already satisfied the guidelines when we last assessed progress toward satisfying the guidelines. In addition, directors and officers are prohibited under the Company’s insider trading policy from, among other things, buying or selling Company securities in margin accounts, pledging Company securities or engaging in short-selling or other speculative practices.

Recent Compensation Developments

Fiscal 2015 Performance Measures for Short-Term Annual Incentive Award

As part of the Committee’s extensive effort to review the incentive compensation programs at the Company, it was determined that some changes to the annual incentive plan were appropriate to more closely align the incentive opportunity with the Company’s new strategic vision. For fiscal 2015, the Compensation Committee will use Adjusted EBITDA as the corporate objective for our annual incentive plan, along with individual performance. The Compensation Committee has approved a challenging target for fiscal 2015, but it believes that this target is achievable if the Company is able to meet shareholder expectations. The Compensation Committee retains authority to adjust performance targets to exclude the impact of charges, gains or other factors that the Compensation Committee believes are not representative of the underlying financial or operational performance of the Company.

For fiscal 2015, a payout will be achieved when a defined minimum level of Adjusted EBITDA is reached. An executive officer’s cash incentive opportunity is based 80% - 100% on Adjusted EBITDA performance and 0% - 20% on individual performance measures. For fiscal 2015, each senior executive officer is eligible for a target cash incentive opportunity equal to 60% to 100% of their respective base salary. For a given year, a payout at 100% of target annual incentive compensation is achieved when the Company performance achieves the performance measures. Actual incentive payments for fiscal 2015 could range from 50% to 200% of the targeted incentive opportunity based on corporate performance, deleveraging the program from fiscal 2014 where the incentive payment ranged from 50% to 250%. A participant must be employed at the time of payment and have an adequate performance rating in order to receive any pay out under the plan.

Fiscal 2015 Long-Term Incentive Plan Award

The Long-Term Incentive Plan is designed to provide a meaningful portion of an executive officer’s compensation in stock-based compensation to enable them to behave like owners, provide incentives to achieve long-term performance objectives, create shareholder value and attract and retain top talent.

Beginning with the March 2015 grant for certain of our NEOs, we replaced time-vesting Restricted Stock Awards (RSAs) with Performance Share Awards (PSAs), with performance measured using 3-year Total Shareholder Return (TSR) versus companies listed in the 6-digit Global Industry Classification Standard (GICS) Internet & Catalog Retail group. The PSA will comprise for 50% of the individual’s LTI Award and the other 50% will consist of Incentive Stock Options (ISOs) that will vest annually over a 3 year period. The Compensation Committee initiated this change to strengthen the performance orientation of the Company’s long-term incentive program for those individuals that are most directly responsible for the strategic vision of the Company.

The grant levels of each component of the Plan may vary from year to year and by individual, determined based on a variety of factors. The Compensation Committee determines the award opportunity level by component based on the individual’s level of responsibility, the Company’s performance, competitiveness versus the external market and the number of shares available for grant.

Accounting and Tax Considerations

When establishing pay elements or associated programs, the Compensation Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the Company’s executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the Company realizes a tax deduction upon payment to and/or realization by the executive. While our equity compensation plans are intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code, the Compensation Committee reserves the flexibility to approve elements of compensation for specific officers in the future which may not be fully deductible.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

THE HUMAN RESOURCES AND
COMPENSATION COMMITTEE

LANDEL C. HOBBS (CHAIR)
JOHN D. BUCK
FRED R. SIEGEL

Summary Compensation Table

The table below shows all elements of compensation for our CEO and NEOs for each of our last three completed fiscal years. As permitted by SEC rules, certain columns in the Summary Compensation Table and the other compensation tables have been omitted if no compensation would be required to be reported in such column in the fiscal years required to be presented.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Mark C. Bozek	2014	404,983	506,849	(3)	980,969	(4)	—		122,335	(5)	2,015,136
Chief Executive Officer	2013	—	—		—		—		—		—
	2012	—	—		—		—		—		—

William J. McGrath	2014	358,077	—		—		—		103,871	(8)	461,948
Executive Vice President &	2013	341,231	245,784		125,325	(6)	198,697		81,303	(8)	992,340
Chief Financial Officer	2012	297,231	—		—		230,300	(7)	52,907	(8)	580,438

G. Robert Ayd	2014	449,243	—		—		—		85,722	(9)	534,965
President	2013	436,639	411,611		158,745	(6)	251,683		79,794	(9)	1,338,472
	2012	409,985	—		—		300,800	(7)	31,421	(9)	742,206

G. Russell Nuce	2014	64,904	206,250	(10)	392,388	(4)	—		26,284	(11)	689,826
Executive Vice President &	2013	—	—		—		—		—		—
Chief Strategy Officer	2012	—	—		—		—		—		—

Jean-Guillaume Sabatier	2014	326,668	114,987		—		—		7,800	(12)	449,455
Senior Vice President-Sales	2013	317,154	181,380		104,438	(6)	163,994		149,878	(12)	916,844
& Product Planning & Programming	2012	310,000	—		—		141,000	(7)	—		451,000

Keith R. Stewart	2014	306,413	—		—		—		2,497,439	(14)	2,803,852
Former Chief Executive	2013	709,537	771,770		331,415	(6)	525,443		—		2,338,165
Officer(13)	2012	692,475	—		—		—		—		692,475

Carol Steinberg	2014	269,890	—		—		—		1,142,458	(17)	1,412,348
Former Chief Operating	2013	428,077	403,540		158,745	(6)	251,683		73,305	(17)	1,315,350
Officer(15)	2012	391,298	—		68,400	(16)	300,800	(7)	50,951	(17)	811,449

Annette Repasch	2014	222,542	—		—		—		865,103	(19)	1,087,645
Former Chief Merchandising	2013	374,261	210,380		104,438	(6)	165,581		66,475	(19)	921,135
Officer(18)	2012	365,262	—		—		253,800	(7)			619,062

(1)	Represents base salary paid during fiscal 2012, fiscal 2013 and fiscal 2014, as described above in the section entitled “Compensation Discussion & Analysis - Specifics Related to the 2014 Compensation Elements”.
(2)	Amounts do not reflect compensation actually realized by the NEO. Each amount represents the grant date fair value of the stock option award made to each individual during the respective fiscal year as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the option awards granted in fiscal 2013 and fiscal 2012 are set forth in Note 10, Shareholders’ Equity — Stock-Based Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC on March 31, 2014 and for fiscal 2012 filed with the SEC on March 28, 2013.
(3)	Represents a new hire signing bonus of $125,000 pursuant to Mr. Bozek joining our Company in June 2014 and annual fiscal 2014 incentive compensation of $381,849 earned pursuant to Mr. Bozek’s employment contract.
(4)

Amounts shown represent the grant date fair value of market-based restricted stock units granted in fiscal 2014 to our Chief Executive Officer and Chief Strategy Officer in conjunction with the hiring of these positions. These restricted stock units will vest only if during the three-year performance period the closing price of the Company’s stock equals or exceeds certain cumulative total shareholder return thresholds, as described in footnote 1 to the Outstanding Equity Awards at Fiscal 2014 Year-End table below. Because these awards are therefore subject to a market condition rather than to a performance condition for purposes of FASB ASC Topic 718, we determined their grant date fair value using a Monte Carlo simulation methodology. The assumptions used to calculate the value of these restricted stock units awarded are set forth in Note 9, Shareholders Equity –Stock-Based Compensation, of the Notes to the Consolidated Financial Statements included in our Annual

Report on Form 10-K for fiscal 2014 filed with the SEC March 26, 2014. Since these awards are not subject to a performance condition, they have no maximum grant date fair values that differ from the fair values presented in this table.
(5)	Represents $114,535 in relocation expense paid and $7,800 of 401(k) company match earned during fiscal 2014.
(6)	Each amount shown represents the grant date fair value of a restricted stock award granted on November 25, 2013 as part of the Company’s long-term compensation program. The per share grant date fair value was determined in accordance with FASB ASC Topic 718 and equaled the closing price of a share of our common stock on the date of grant. The dollar amounts shown do not reflect the value of the restricted shares on the date they vest.
(7)	Stock options awarded during 2012 will vest only if the Company’s stock price reaches certain prescribed levels, as described in footnote 1 to the Outstanding Equity Awards at Fiscal 2014 Year-End table below. Because these awards are therefore subject to a market condition rather than to a performance condition for purposes of FASB ASC Topic 718, we determined their grant date fair value using a Monte Carlo simulation methodology that incorporated the assumptions referenced in footnote 2 to this table. Since these awards are not subject to a performance condition, they have no maximum grant date fair values that differ from the fair values presented in this table.
(8)	Represents $96,071 in commuting expense paid and $7,800 of 401(k) company match earned during fiscal 2014, $73,653 in commuting expense paid and $7,650 of 401(k) company match earned during fiscal 2013 and $52,907 in commuting expenses paid in fiscal 2012. On March 26, 2015, Mr. McGrath was terminated as Executive Vice President & Chief Financial Officer.
(9)	Represents $77,922 in commuting expense paid and $7,800 of 401(k) company match earned during fiscal 2014, $72,144 in commuting expense paid and $7,650 of 401(k) company match earned fiscal 2013 and $31,421 in commuting expenses paid in fiscal 2012. On March 26, 2015, Mr. Ayd was terminated as President and this position was eliminated.
(10)	Represents a new hire signing bonus of $75,000 pursuant to Mr. Nuce joining our Company in November 2014 and annual fiscal 2014 incentive compensation earned of $131,250.
(11)	Represents $25,851 in relocation expense paid and $433 of 401(k) company match earned during fiscal 2014.
(12)	Represents $7,800 of 401(k) company match earned during fiscal 2014 and $142,228 in relocation expense paid and $7,650 of 401(k) company match earned during fiscal 2013.
(13)	Resigned from the Company on June 22, 2014
(14)	Represents severance of $2,497,439 paid in fiscal 2014 in connection with Mr. Stewart’s termination from the Company. Mr. Stewart’s last day of employment was June 21, 2014.
(15)	Employment with the Company was terminated on August 18, 2014.
(16)	Represents the grant date fair value of a restricted stock award granted on October 8, 2012 in connection with Ms. Steinberg’s promotion to COO in October 2012. The per share grant date fair value was determined in accordance with FASB ASC Topic 718 and equaled the closing price of a share of our common stock on the date of grant. The dollar amount shown does not reflect the value of the restricted shares on the date they vest.
(17)	Represents severance of $1,097,450 accrued during fiscal 2014 in connection with Ms. Steinberg’s termination from the Company and $45,008 in commuting expense paid in fiscal 2014, $65,655 in commuting expense paid and $7,650 of 401(k) company match earned in fiscal 2013 and $50,951 in commuting expenses paid in fiscal 2012. On August 18, 2014, Ms. Steinberg was terminated as Chief Operating Officer and this position was eliminated.
(18)	Employment with the Company was terminated on August 18, 2014.
(19)	Represents severance of $812,146 accrued during fiscal 2014 in connection with Ms. Repasch’s termination from the Company and $52,957 in commuting expense paid in fiscal 2014 and $60,872 in commuting expense paid and $5,603 of 401(k) company match earned in fiscal 2013. Ms. Repasch was terminated as Chief Merchandising Officer on August 18, 2014.

Grants of Plan-Based Awards in Fiscal 2014

The following table sets forth certain information concerning plan-based awards granted to our NEOs during fiscal 2014.

Estimated
Future
Payouts
					Under	All Other
					Equity	Stock		Exercise
					Incentive	Awards:		Price or
		Estimated Possible Payouts Under			Plan	Number of		Price of	Grant Date Fair
		Non-Equity Incentive Plan Awards(1)			Awards	Shares of		Option	Value of Stock
	Grant	Threshold	Target	Maximum		Stock or		Awards	Option Awards
Name	Date	($)	($)	($)	(#)	Units (#)		($/Share)	($)(2)
Mark C. Bozek(3)	11/17/14	312,500	625,000	1,562,500	—	199,790	(4)	—	980,969
William J. McGrath	—	—	—	—	—	—		—	—
G. Robert Ayd	—	—	—	—	—	—		—	—
G. Russell Nuce(5)	11/17/14	112,500	225,000	562,500	—	79,916	(4)	—	392,388
Jean-Guillaume Sabatier	—	65,776	131,552	328,880	—	—		—	—
Keith R. Stewart	—	—	—	—	—	—		—	—
Carol Steinberg	—	—	—	—	—	—		—	—
Annette Repasch	—	—	—	—	—	—		—	—

(1)	SEC rules require that we disclose the applicable range of estimated payouts denominated in dollars (with the threshold referring to the minimum amount of payable for a certain level of performance, the target referring to the amount payable if the specific performance targets are reached and the maximum referring to the maximum payout possible) upon satisfaction of the conditions in question under our non-equity annual incentive plan granted in the fiscal year. Accordingly, the amounts in the columns above reflect possible payouts under awards made to our NEOs under our annual incentive plan described in this proxy statement under “Compensation, Discussion & Analysis — Fiscal 2014 Performance Measures & Objectives,” the actual payouts for fiscal 2014 were based on our Company achieving an Adjusted EBITDA target (as defined in our earnings release and public filings), and individual performance goals. The actual payouts are disclosed above under the caption “Specifics Related to the 2014 Executive Compensation Elements —Annual Incentive.”
(2)	Amounts shown equal the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.
(3)	Executive’s bonus was guaranteed per his agreement at $381,849.
(4)	Market-Based Restricted Stock Unit Award granted on November 17, 2014 in connection with the hiring of these individuals. These restricted stock units will vest only if during the three-year performance period, the closing price of the Company’s stock equals or exceeds certain cumulative shareholder return thresholds as described in footnote 3 of the Outstanding Equity Awards at Fiscal 2014 Year-End table below.
(5)	Executive’s bonus was guaranteed per his agreement at $131,250.

Outstanding Equity Awards at Fiscal 2014 Year-End

		OPTION AWARDS						STOCK AWARDS
					Equity
					Incentive Plan
					Awards:
					Number of
					Securities
		Number of Securities			Underlying
		Underlying Unexercised			Unexercised	Option		Shares or Units of Stock
		Options			Unearned	Exercise	Option	that Have Not Vested
	Grant	Exercisable	Unexercisable		Options	Price	Expiration			Market
Name	Date	(#)	(#)		(#)(1)	($/Share)	Date	Number		Value(2)
Mark C. Bozek	11/17/14							199,790	(3)	$1,252,683
G. Russell Nuce	11/17/14							79,916	(3)	$501,073
William McGrath(4)	1/7/10	45,000				4.97	1/7/20
	8/2/10	55,000				1.82	8/2/20
	10/3/12	122,500			122,500	4.00	10/3/22
	11/25/13	15,000	30,000	(5)		5.57	11/25/23
	11/25/13							15,000	(5)	$94,050
G. Robert Ayd(6)	2/1/10		70,000	(7)		3.99	2/1/20

		OPTION AWARDS						STOCK AWARDS
					Equity
					Incentive Plan
					Awards:
					Number of
					Securities
		Number of Securities			Underlying
		Underlying Unexercised			Unexercised	Option		Shares or Units of Stock
		Options			Unearned	Exercise	Option	that Have Not Vested
	Grant	Exercisable	Unexercisable		Options	Price	Expiration			Market
Name	Date	(#)	(#)		(#)(1)	($/Share)	Date	Number		Value(2)
	2/1/10	280,000				3.99	2/1/20
	10/3/12	160,000			160,000	4.00	10/3/22
	11/25/13	19,000	38,000	(5)		5.57	11/25/23
	11/25/13							19,000	(5)	$119,130
Jean-Guillaume Sabatier	10/3/12	75,000			75,000	4.00	10/3/22
	11/25/13	12,500	25,000	(5)		5.57	11/25/23
	11/25/13							12,500	(5)	$78,375
Keith R. Stewart(8)	8/27/08	125,000				6.00	6/22/15
	8/27/08	125,000				7.00	6/22/15
Carol Steinberg(9)	10/3/12	160,000				4.00	8/18/15
Annette Repasch(10)	10/3/12	135,000				4.00	8/18/15

(1)	On October 3, 2012, the Company granted non-qualified market-based stock options to its executive officers as part of the Company’s long-term executive compensation program. The options were granted with an exercise price of $4.00 and each option will become exercisable in three tranches, as follows, on the dates when the Company’s average closing stock price for 20 consecutive trading days equals or exceeds the following prices: Tranche 1 (50% of the shares at $6.00 per share); Tranche 2 (25% at $8.00 per share); and Tranche 3 (25% at $10.00 per share). On August 14, 2013, 50% of this stock option grant (Tranche 1) vested and as a result, the vesting of the second and third tranches can occur any time on or before the fifth anniversary of the grant date.
(2)	Market value of unvested shares are based on the $6.27 closing price of our stock on January 30, 2015, the last trading day prior to the completion of our 2014 fiscal year.
(3)	On November 17, 2014, the Company granted 199,790 shares of market-based restricted stock units to its Chief Executive Officer and 79,916 shares of market-based restricted stock units to its Chief Strategy Officer in conjunction with the hiring of these positions. Each restricted stock award will vest at the end of the three-year performance period if at any time during the three-year performance period the closing price of the Company’s stock equals or exceeds, for ten consecutive days, the following cumulative total shareholder return (“TSR”) thresholds: TSR threshold below 25% , 0% vests; TSR threshold from 25% to 32%, 25% vests; TSR threshold from 33% to 39%, 50% vests; TSR threshold from 40% to 49%, 75% vests and TSR threshold 50% or above, 100% vests.
(4)	Employment with the Company was terminated on March 26, 2015.
(5)	Equity awards vest in three equal annual installments beginning on the first anniversary of the date of grant.
(6)	Employment with the Company was terminated on March 26, 2015. The position of President was eliminated at this time.
(7)	Stock option grants vest upon the date which Mr. Ayd relocates to Minnesota as determined by the Board in its sole discretion.
(8)	On June 22, 2014, Mr. Stewart resigned as Chief Executive Officer.
(9)	Employment with the Company was terminated on August 18, 2014. The position of Chief Operating Officer was eliminated at this time.
(10)	Employment with the Company was terminated on August 18, 2014.

Option Exercises and Stock Vested

The table below shows information regarding the vesting of stock option awards and restricted stock awards during fiscal 2014.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark C. Bozek	—	—		—	—
William J. McGrath(2)	—	—		7,500	45,750	(3)
G. Robert Ayd(4)	—	—		9,500	57,950	(3)
Jean- Guillaume Sabatier	—	—		6,250	38,125	(3)
G. Russell Nuce	—	—		—	—
Keith R. Stewart(5)	250,000	690,000	(6)	59,500	296,310	(7)
	500,000	1,055,000	(8)
Carol Steinberg(9)	100,000	419,000	(10)	—	—
Annette Repasch(11)	—	—		—	—

(1)	Represents the aggregate dollar amount realized upon exercise by the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	Employment with the Company was terminated on March 26, 2015.
(3)	Represents the market value of the common stock on November 25, 2014, the date of vesting.
(4)	Employment with the Company was terminated on March 26, 2015.
(5)	Resigned from the Company on June 22, 2014.
(6)	Exercised on November 17, 2014 pursuant to option granted on August 27, 2008 with an exercise price of $2.95 per share and a fair market value of $5.06.
(7)	Represents the market value of the common stock on June 20, 2014, the last trading day prior to the date of vesting.
(8)	Exercised on November 17, 2014 pursuant to option granted on August 27, 2008 with an exercise price of $2.95 per share and a fair market value of $5.06.
(9)	Employment with the Company was terminated on August 18, 2014.
(10)	Exercised on June 25, 2014 pursuant to option granted on June 1, 2009 with an exercise price of $0.81 per share and a fair market value of $5.00.
(11)	Employment with the Company was terminated on August 18, 2014.

All Other Compensation

Retirement Benefits

The Company’s NEOs have the option to participate in the Company’s 401(k) plan. Historically, the Company provided matching contributions to the Company’s 401(k) plan equal to 50% of an employee’s contributions, up to the first 6% of pay and funded this match each pay period regardless of Company performance. Beginning in fiscal 2011, the Company match contributions were based upon Company performance against our business objectives and the match amount differed depending upon level of goal achievement. The Company did not provide matched contributions for fiscal 2011 or 2012. Effective calendar year 2013, the Company implemented a guaranteed match of 50% on every dollar contributed up to 6% of salary to all 401(k) plan participants, earned once a year on December 31. A participant must be an employee at that time to receive the match and the achieved match will be funded annually on or about that time. Also, effective calendar year 2013, all new hires automatically enrolled at the rate of 6% and have the right to opt out or change the rate.

We do not provide a defined benefit plan to our NEOs or any of our other executive officers.

Nonqualified Deferred Compensation

We currently do not provide any nonqualified deferred compensation plans to our NEOs or other executive officers.

Health and Other Benefits

We provide several benefit plan options, such as medical insurance, dental insurance, life insurance, short term disability insurance and long-term disability insurance. All full time team members, including NEOs, are eligible for these benefits plans. These benefits are provided to enable us to attract and retain talent and are comparable to those provided by the companies in our peer group. All benefits plans are reviewed periodically with the Compensation Committee.

In fiscal 2014, commuting benefits and relocation benefits were offered to certain NEOs. The benefits offered were consistent with our policy for eligible relocating and commuting expenses, which are benefits that were also offered to other eligible team members.

Severance Agreements and Severance Guidelines (Non-Change of Control)

Under the terms of his Separation Agreement, which is described in more detail above under the caption “Keith Stewart Separation Agreement,” the Company paid to Mr. Stewart all accrued and earned (but unpaid) base salary, vacation and other accrued amounts, as well as all outstanding expense reimbursements in accordance with the Employment Agreement. The Company provided to Mr. Stewart the following severance pay and benefits: (i) severance pay of $1,427,108, representing two (2) times Mr. Stewart’s annual base salary; (ii) severance bonus pay of $1,070,331, representing two (2) times Mr. Stewart’s target annual incentive bonus of 75% of his annual base salary; (iii) for a period of twenty-four (24) months, continued group health, dental and life insurance benefits to the extent such benefits were in effect for Mr. Stewart and his family as of his resignation date, subject to Mr. Stewart’s timely payment of his share of the applicable premiums at the same rate he was paying prior to his resignation date; and (iv) the lapse of any restrictions on 59,500 shares of previously granted restricted stock awards and the accelerated vesting of 119,000 stock option awards.

Under the terms of Mr. Bozek’s employment agreement, in the event of termination of Mr. Bozek’s employment during the term of the employment agreement by the Company without cause (other than as a result of death or disability) or by Mr. Bozek with good reason, he will receive severance benefits consisting of a cash severance payment equal to one and one-half times the sum of Mr. Bozek’s base salary and his average annual bonus over the prior three fiscal years (or such fewer number of prior years for which he has been employed by the Company). The severance will be paid in equal installments or, following a change in control, in a lump sum, subject in each case to a 6-month delay to the extent required for compliance with Section 409A of the Internal Revenue Code of 1986, as amended. He will also receive a pro-rated annual cash incentive award to the extent the performance goals are achieved, continued group health, dental and life insurance benefits for 18 months (24 months following a change in control) at no cost to Mr. Bozek and pro-rata vesting of any long-term incentive awards, subject to the achievement of any performance goals.

The Company has also adopted the EVINE Live Inc. Executives’ Severance Benefit Plan to provide certain severance benefits to NEOs and other executive officers and designated employees (“Executives”). Under the terms of the EVINE Live Inc. Executives’ Severance Benefit Plan, if an Executive’s employment terminates for reasons other than a “Change in Control” (defined in more detail below), the Executive will be entitled to receive an amount of cash severance equal to (a) one (1) times the executive’s highest annual rate of base salary during the preceding 12 month period plus (b) one (1) times the target annual incentive bonus determined from such base salary.

All severance pay or benefits are conditioned upon the applicable Executive’s execution of an effective release and his compliance with applicable covenants under the Plan (including non-solicitation, non-disparagement, confidentiality and non-use covenants).

Severance Agreements and Severance Guidelines (Change of Control)

“Change in Control” means, subject to certain exceptions, (i) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities; (ii) individuals who are Continuing Directors (as described below and defined in the Plan) cease for any reason to constitute a majority of the members of the Board; (iii) the consummation of a reorganization, merger or consolidation of the Company, a statutory exchange of outstanding Company voting securities, or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

Following a Change in Control, under the terms of Mr. Bozek’s employment agreement, in the event of termination of Mr. Bozek’s employment during the term of the employment agreement by the Company without cause (other than as a result of death or disability) or by Mr. Bozek with good reason, he will receive severance benefits consisting of a cash severance payment equal to two times Mr. Bozek’s base salary and average annual bonus following a change in control.

Under the terms of the EVINE Live Inc. Executives’ Severance Benefit Plan, if within a two-year period (the “Benefit Period”) commencing on the date of a Change in Control, (i) the Company terminates the employment of an Executive for any reason other than “Cause”, death or the Executive’s becoming disabled or (ii) the Executive terminates his employment for “Good Reason”, the Executive will be entitled to benefits under the Plan.

“Cause” is defined as what the term is expressly defined to mean in a then-effective written agreement between an Executive and the Company or, in the absence of any such then-effective agreement or definition, means (i) a material act of fraud which results in or is intended to result in an Executive’s personal enrichment at the expense of Company, including theft or embezzlement from the Company; (ii) public conduct by an Executive that is materially detrimental to the reputation of the Company; (iii) a material violation by an Executive of any written Company policy, regulation or practice; (iv) the willful or grossly negligent failure to adequately perform the duties of an Executive’s position to the material detriment of the Company; (v) the commission of conduct constituting a felony; (vi) a material breach by an Executive of any of the terms and conditions of an agreement with the Company; or (vii) the Executive continues to materially fail to perform the duties associated with Executive’s employment.

“Good Reason” is defined as without an Executive’s written consent, (i) an adverse and material change in the Executive’s status, positions or responsibilities as compared to the Executive’s status, position or responsibilities as in effect prior to such change; (ii) a material reduction in the amount of either the Executive’s annual base salary or target annual incentive program opportunity as in effect on the date she or he became a participant in the Plan, or as the same may be increased from time to time during the term of the Executive’s participation in this Plan; (iii) the failure to provide or continue in effect materially similar compensation and benefits, in accordance with the plans, practices, policies and programs of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company; (iv) the failure of any successor or assign of the Company to assume and expressly agree to perform the obligations under the Plan; (v) any purported termination of the Executive’s employment which is not effected in accordance with the applicable provisions of the Plan; and (vi) any request by the Company that the Executive participate in an unlawful act. In addition, for twelve months following any such termination, the Executive would be entitled to reimbursement for a portion of the premium amount for COBRA coverage equal to the amount paid by other similarly situated Executives who have not been terminated and who receive similar group, health, dental and life insurance benefits.

In addition, an Executive who was a participant in the Plan on the date of the Change in Control will also be entitled to benefits under the Plan if the Executive’s employment is terminated by the Company during the Benefit Period or the immediately preceding six months. The amount of the cash severance benefit paid under the Plan under these circumstances (i.e., in connection with a Change in Control) would be a lump sum amount equal to (a) one and one-half (1 1⁄2) times the Executive’s highest annual rate of base salary during the preceding 12 month period plus (b) one and one-half (1 1⁄2) times the target annual incentive bonus determined from such base salary. In addition, for eighteen months following any such termination, the Executive would be entitled to reimbursement for a portion of the premium amount for COBRA coverage equal to the amount paid by other similarly situated Executives who have not been terminated and who receive similar group, health, dental and life insurance benefits.

All severance pay or benefits are conditioned upon the applicable Executive’s execution of an effective release and his or her compliance with applicable covenants under the Plan (including non-solicitation, non-disparagement, confidentiality and non-use covenants).

Potential Payments upon Termination, Non-Change in Control and After Change of Control

In the event an NEO’s employment terminated on January 31, 2015 (the last day of our last completed fiscal year) and the NEO was entitled to a severance payment, the named executive would have realized the payments set forth below.

Name	Non-Change of Control & Qualifying Termination	Change of Control & Qualifying Termination
Mark C. Bozek	$1,250,000	$1,875,000
G. Russell Nuce	$600,000	$900,000
William J. McGrath(1)	$576,800	$865,200
G. Robert Ayd(2)	$746,267	$1,119,400
Jean -Guillaume Sabatier	$460,430	$690,645
Keith R. Stewart(3)	—	—
Carol Steinberg(4)	—	—
Annette Repasch(5)	—	—

(1)	Employment with the Company was terminated on March 26, 2015.
(2)	Employment with the Company was terminated on March 26, 2015.
(3)	Resigned from the Company on June 22, 2014.
(4)	Employment with the Company was terminated on August 18, 2014.
(5)	Employment with the Company was terminated on August 18, 2014.

Additional Potential Payments for Accelerated Equity Awards Upon Change in Control

Our equity awards provide that stock options and restricted stock will immediately vest and options will immediately become exercisable upon a change of control, subject to certain triggers and exceptions. Accelerated vesting of equity awards is mandatory upon a change of control of the Board that is not approved by the current Board under the terms of our 2004 Omnibus Stock Plan, while such accelerated vesting would generally be at the discretion of our Compensation Committee under the terms of our 2011 Omnibus Stock Plan. There are no unvested awards outstanding under our 2001 Omnibus Stock Plan.

If any such accelerated vesting occurred on January 31, 2015 (the last day of our fiscal year) and the price per share of our common stock equaled the closing sales price of a share of our common stock on the NASDAQ Stock Market on January 30, 2015, the last day markets were open during our 2014 fiscal year, ($6.27 per share), then each of our NEO would have received the following payments in respect of their option and restricted stock awards (assuming full exercise of the same):

		EQUITY AWARDS
Name	Grant Date	Number of Unvested Restricted Shares (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($/Share)	Total Payment(1)
Mark C. Bozek	11/17/14	199,790	—	—	$1,252,683
G. Russell Nuce	11/17/14	79,916	—	—	$501,073
William J. McGrath(2)	10/3/12	—	122,500	$4.00	$278,075
	11/25/13	—	30,000	$5.57	$21,000
	11/25/13	15,000	—	—	$94,050
					$393,125
G. Robert Ayd(3)	2/1/10	—	70,000	$3.99	$159,600
	10/3/12	—	160,000	$4.00	$363,200
	11/25/13	—	38,000	$5.57	$26,600
	11/25/13	19,000	—	—	$119,130
					$668,530
Jean -Guillaume Sabatier	10/3/12	—	75,000	$4.00	$170,250
	11/25/13	—	25,000	$5.57	$17,500
	11/25/13	12,500	—	—	$78,375
					$266,125
Keith R. Stewart(4)	—	—	—	—	—
Carol Steinberg(5)	—	—	—	—	—
Annette Repasch(6)	—	—	—	—	—

(1)	Market value of unvested shares are based on the $6.27 close price of our stock on January 30, 2015, the last day markets were open during our 2014 fiscal year.
(2)	Employment with the Company was terminated on March 26, 2015.
(3)	Employment with the Company was terminated on March 26, 2015.
(4)	Resigned from the Company on June 22, 2014.
(5)	Employment with the Company was terminated on August 18, 2014.
(6)	Employment with the Company was terminated on August 18, 2014.

DIRECTOR COMPENSATION FOR FISCAL 2014

We use a combination of cash and stock-based compensation to attract and retain qualified Board members. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as directors, committee members and chairs. The Governance Committee has in the past received proxy and survey data and analysis completed by Towers Watson and Frederic W. Cook & Co., Inc. relative to director compensation and will continue to review and update this information as appropriate in the future.

The Governance Committee generally reviews and makes recommendations to the Board as to director compensation issues at its Board meeting held following the Annual Meeting of Shareholders, with advice and analysis from its independent compensation advisor, Towers Watson through July, 2014 and Frederic W. Cook & Co., Inc. beginning in August of 2014.

Under the current director compensation structure, each director receives an annual retainer of $65,000 (payable in quarterly installments). In addition, the chair of the Board receives a supplemental annual retainer of $65,000; the chair of the Audit Committee receives a supplemental annual retainer of $20,000; the chair of the Compensation Committee and the chair of the Governance Committee each receive a supplemental annual retainer of $12,000; and members of the Audit Committee receive a supplemental annual retainer of $10,000. Furthermore, under the current compensation program, each director is awarded 8,000 shares of restricted stock at the Board meeting held following the Annual Meeting of Shareholders, subject to a one-year vesting requirement. Directors do not receive any per meeting fees. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and committees. Directors who serve on special committees of the Board which are established from time to time may receive additional compensation as determined by the Board. Additionally, the non-executive chair receives an annual stock option grant equal to an option to purchase 20,000 shares of common stock. New directors receive a one-time stock option grant equal to an option to purchase 30,000 shares of common stock upon joining the Board.

The table below represents compensation paid to directors during fiscal 2014. The annual retainer for directors did not increase during fiscal 2014. The annual grant of 8,000 restricted shares of common stock, subject to one-year vesting, also remained unchanged. In February 2015, Frederic W. Cook & Co., Inc. performed a Board compensation review and the Committee will consider their findings for potential changes in 2015.

On June 18, 2014, the Company granted a total of 56,000 shares of restricted stock to seven non-management board members as part of the Company’s annual director compensation program. Each restricted stock award vests on the day immediately preceding the next annual meeting of shareholders following the date of grant. The aggregate market value of the restricted stock at the date of the award was $281,000 and is being amortized as director compensation expense over the twelve-month vesting period. Mark Bozek, our Chief Executive Officer, did not receive any additional compensation for his service on the Board of Director during fiscal 2014.

The following table shows information concerning compensation provided to each of our non-employee directors for services provided as a director during fiscal 2014.

Current Board Members:	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)(1)	Total ($)
Thomas D. Beers	40,336	(2)	40,080	(3)	109,851	190,267
John D. Buck	84,500	(4)	40,080	(3)	—	124,580
Ronald Frasch	47,783	(5)	40,080	(3)	109,851	197,714
Landel C. Hobbs	66,729	(6)	51,830	(7)	120,746	239,305
Lowell W. Robinson	70,243	(8)	51,830	(7)	120,746	242,819
Bob Rosenblatt	86,877	(9)	40,080	(3)	183,085	310,042
Fred R. Siegel	40,336	(2)	40,080	(3)	109,851	190,267

Former Board Members:
Jill Botway(10)	32,500	(11)	—		—	32,500
William F. Evans(10)	42,500	(12)	—		—	42,500
Sean F. Orr(10)	112,250	(13)	—		—	112,250
Randy S. Ronning(10)	139,750	(14)	—		—	139,750

(1)

Amounts shown do not reflect compensation actually received by the named director. Instead, amounts shown represent the aggregate grant date fair value of stock option award made to each individual in connection with their appointment to the Board during fiscal 2014 as determined pursuant to FASB ASC Topic 718. The assumption used to calculate the value of option awards are described in Note 9,

Shareholders’ Equity – Stock-Based Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2014 filed with the SEC on March 26, 2015.
(2)	Consists of $40,336 annual board retainer.
(3)	Amount reported represents 100% of the grant date fair value of the annual stock grant of 8,000 shares given to each of the directors. The valuation of these awards, in accordance with FASB ASC Topic 718, is based on the closing price of our common stock on June 18, 2014, the date of grant. These shares are restricted and vest in full on the day before our 2015 Annual Meeting, currently expected to be June 17, 2015.
(4)	Consists of $65,000 annual board retainer, $7,500 for serving on the Audit Committee and $12,000 for serving as chair of the Governance Committee.
(5)	Consists of $40,336 annual board retainer and $7,447 for serving as chair of the Compensation Committee.
(6)	Consists of $57,832 annual board retainer and $8,897 for serving on the Audit Committee.
(7)	Amount reported represents 100% of the grant date fair value of (i) the annual restricted stock grant of 8,000 shares given to each of our directors on June 18, 2014, and (ii) a prorated award of 2,148 shares given to Mr. Hobbs and Mr. Robinson on March 13, 2014, upon their joining the Board. The valuation of these awards, in accordance with FASB ASC Topic 718, is based on the closing price of our common stock on June 18, 2014 and March 13, 2014, the respective dates of the grants. The shares awarded on June 18, 2014 are restricted and vest in full on the day before our 2015 Annual Meeting, currently expected to be on June 17, 2015, and the shares awarded on March 13, 2014 fully vested on June 17, 2014, the day before our 2014 Annual Meeting.
(8)	Consists of $57,832 annual board retainer and $12,411 for serving as chair of the Audit Committee.
(9)	Consists of $40,336 annual board retainer, $40,336 for serving as chair of the Board and $6,205 for serving on the Audit Committee.
(10)	At our annual shareholder meeting on June 18, 2014, these individual members were not re-elected to our board.
(11)	Consists of $32,500 annual board retainer.
(12)	Consists of $32,500 annual board retainer and $10,000 for serving as chair of the Audit Committee.
(13)	Consists of $32,500 annual board retainer, $5,000 for serving on the Audit Committee, $6,000 for serving as chair of the finance committee and $68,750 for services on special committees of the board.
(14)	Consists of $32,500 annual board retainer, $32,500 for serving as chair of the Board, $6,000 for serving as chair of the Compensation Committee and $68,750 for serving on special committees of the board.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2015 for our compensation plans under which securities may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($/share)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	4,495,200		$5.33	2,658,400	(1)
Equity Compensation Plans Not Approved by Security Holders(2)	450,000	(2)	$4.51	—
Total	4,945,200		$5.25	2,658,400

(1)	Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of outstanding options, warrants or rights, as follows: 2,658,400 shares under the 2011 Omnibus Stock Plan.
(2)	Reflects 450,000 shares of common stock issuable upon exercise of non-statutory employee stock options granted at exercise prices equal to the fair market value of a share of common stock on the date of grant. Non-statutory employee stock options have historically been granted to new employees as inducement grants when shareholder approved equity compensation plan shares have been depleted. Each of these options expires ten years from the grant date and vests over three years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with NBCU and GE Equity

In March 1999, we entered into an alliance with GE Capital Equity Investments, Inc. (“GE Equity”) and NBCUniversal Media, LLC (“NBCU”), pursuant to which we issued Series A redeemable convertible preferred stock and common stock warrants, and entered into a shareholder agreement, a registration rights agreement and certain other agreements. On February 25, 2009, we entered into an exchange agreement with the same parties, pursuant to which GE Equity exchanged all outstanding shares of our Series A preferred stock for (i) 4,929,266 shares of our Series B redeemable preferred stock, (ii) a warrant to purchase up to 6,000,000 shares of our common stock at an exercise price of $0.75 per share and (iii) a cash payment in the amount of $3.4 million. In connection with the exchange, the parties also amended and restated the 1999 shareholder agreement and registration rights agreement as further described below. In April 2011, we redeemed all of the outstanding Series B preferred stock for $40.9 million and paid accrued dividends of $6.4 million and in June 2014, GE Equity exercised its common stock warrant described above in a cashless exercise acquiring 5,058,741 shares of our common stock.

In January 2011, General Electric Company (“GE”) consummated a transaction with Comcast Corporation (“Comcast”) pursuant to which GE contributed all of its holdings in NBCU to NBCUniversal, LLC, a newly formed entity, whose common equity was initially beneficially owned 51% by Comcast and 49% by GE. As a result of that transaction, NBCU is now a wholly owned subsidiary of NBCUniversal, LLC. In March 2013, GE sold its remaining 49% common equity interest in NBCUniversal, LLC to Comcast pursuant to an agreement reached in February 2013. As of January 31, 2015, the direct equity ownership of GE Equity in the Company consisted of 3,718,767 shares of common stock, and the direct ownership of NBCU in the Company consists of 7,141,849 shares of common stock. We have a significant cable distribution agreement with Comcast and believe that the terms of this agreement are comparable to those with other cable system operators.

In connection with the January 2011 transfer of its ownership in NBCU to NBCUniversal, LLC, GE also agreed with Comcast that, for so long as GE Equity is entitled to appoint at least two members of our Board, NBCU will be entitled to retain a board seat provided that NBCU beneficially owns at least 5% of our adjusted outstanding common stock as computed under the amended and restated shareholders agreement described below. Furthermore, GE agreed to obtain the consent of NBCU prior to consenting to our adoption of any shareholders rights plan or certain other actions that would impede or restrict the ability of NBCU to acquire or dispose of shares of our voting stock or our taking any action that would result in NBCU being deemed to be in violation of the Federal Communications Commission multiple ownership regulations. As of March 20, 2015, GE Equity has an approximate 7% beneficial ownership in the Company and has certain rights as further described in this section.

Amended and Restated Shareholder Agreement

On February 25, 2009, we entered into an amended and restated shareholder agreement with GE Equity and NBCU, which provides for certain corporate governance and standstill matters. The amended and restated shareholder agreement provides that GE Equity is entitled to designate nominees for three members of our Board so long as the aggregate beneficial ownership of GE Equity and NBCU (and their affiliates) is at least equal to 50% of their beneficial ownership as of February 25, 2009 (i.e., beneficial ownership of approximately 8.7 million common shares), and two members of our Board so long as their aggregate beneficial ownership is at least 10% of the shares of “adjusted outstanding common stock,” as defined in the amended and restated shareholder agreement. In addition, the amended and restated shareholder agreement provides that GE Equity may designate any of its director-designees to be an observer of the audit, human resources and compensation, and corporate governance and nominating committees of our Board. Neither GE Equity nor NBCU currently has any designees serving on our Board.

The amended and restated shareholder agreement requires the consent of GE Equity prior to our (i) exceeding certain thresholds relating to the issuance of securities, the payment of dividends, the repurchase or redemption of common stock, acquisitions (including investments and joint ventures) or dispositions, and the incurrence of debt; (ii) entering into any business different than what we and our subsidiaries are currently engaged; and (iii) amending our articles of incorporation to adversely affect GE Equity and NBCU (or their affiliates); provided, however, that these restrictions will no longer apply when both (1) GE Equity is no longer entitled to designate three director nominees and (2) GE Equity and NBCU no longer hold any Series B preferred stock. We are also prohibited from taking any action that would cause any ownership interest by us in television broadcast stations from being attributable to GE Equity, NBCU or their affiliates.

The amended and restated shareholder agreement further provides that during the “standstill period” (as described below), subject to certain limited exceptions, GE Equity and NBCU are prohibited from: (i) making any asset/business purchases from us in excess of 10% of the total fair market value of our assets; (ii) increasing their beneficial ownership above 39.9% of our shares; (iii) making or in any way participating in any solicitation of proxies; (iv) depositing any securities of the Company in a voting trust; (v) forming, joining or in any way becoming a member of a “13D Group” with respect to any voting securities of the Company; (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of the Company; or (vii) otherwise acting, whether alone or in concert with others, to seek to propose to us any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving us, or nominating any person as a director of the Company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by our shareholders. If, during the standstill period, any inquiry has been made regarding a “takeover transaction” or “change in control,” each as defined in the amended and restated shareholder agreement, that has not been rejected by our Board, or our Board pursues such a transaction, or engages in negotiations or provides information to a third party and the Board has not resolved to terminate such discussions, then GE Equity or NBCU may propose a tender offer or business combination proposal to us.

In addition, unless GE Equity and NBCU beneficially own less than 5% or more than 90% of the adjusted outstanding shares of common stock, GE Equity and NBCU shall not sell, transfer or otherwise dispose of any securities of the Company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the amended and restated shareholder agreement, (ii) that have been consented to by us, (iii) subject to certain exceptions, pursuant to a third-party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which we are a party, (v) in an underwritten public offering pursuant to an effective registration statement, (vi) pursuant to Rule 144 of the Securities Act of 1933, or (vii) in a private sale or pursuant to Rule 144A of the Securities Act of 1933; provided, that in the case of any transfer pursuant to clause (v), (vi) or (vii), the transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with that person’s affiliates, of more than 10% (or 20% in the case of a transfer by NBCU) of the adjusted outstanding shares of the common stock, as determined in accordance with the amended and restated shareholder agreement.

The standstill period will terminate on the earliest to occur of (i) the ten-year anniversary of the amended and restated shareholder agreement, (ii) our entering into an agreement that would result in a “change in control” (as defined in the amended and restated shareholders agreement and subject to reinstatement), (iii) an actual “change in control” (subject to reinstatement), (iv) a third-party tender offer (subject to reinstatement), or (v) six months after GE Equity can no longer designate any nominees to our Board. Following the expiration of the standstill period pursuant to clause (i) above and two years in the case of clause (v) above, GE Equity and NBCU’s beneficial ownership position may not exceed 39.9% of our adjusted outstanding shares of common stock, except pursuant to issuances or exercises of any warrants or pursuant to a 100% tender offer for us.

Registration Rights Agreement

On February 25, 2009, we entered into an amended and restated registration rights agreement providing GE Equity, NBCU and their affiliates and any transferees and assigns, an aggregate of four demand registrations and unlimited piggy-back registration rights. In addition, NBCU was subsequently granted one additional demand registration right pursuant to the second amendment of the now expired NBCU trademark license agreement.

Credit Card Agreement with Affiliate of GE Equity

The Company has a private label consumer credit card program (the “Program”). The Program is made available to all qualified consumers for the financing of purchases of products from EVINE. The Program provides a number of benefits to customers including deferred billing options and free or reduced shipping promotions throughout the year. Use of the EVINE credit card furthers customer loyalty, reduces total credit card expense and reduces the Company’s overall bad debt exposure since the credit card issuing bank bears the risk of loss on EVINE credit card transactions that do not utilize the Company’s ValuePay installment payment program. In December 2011, the Company entered into a Private Label Consumer Credit Card Program Agreement Amendment with Synchrony Financial, formerly known as GE Capital Retail Bank extending the Program for an additional seven years until 2019. The Company received a $500,000 signing bonus as an incentive for the Company to extend the Program. The signing bonus has been recorded as deferred revenue in the accompanying financial statements and is being recognized as revenue over the seven-year term of the agreement.

Synchrony Financial, the issuing bank for the Program, is indirectly majority-owned by the General Electric Company (“GE”), which is also the parent company of GE Equity. As of March 20, 2015, GE Equity has an approximate 7% beneficial ownership in the Company and has certain rights as further described in footnote 18, “Relationship with NBCU and GE Equity”.

Relationship with Dollars Per Minute Inc.

On November 18, 2014, the Company entered into an asset purchase agreement with Dollars Per Minute Inc., a Delaware corporation commonly known as EVINE to purchase certain assets of EVINE, including the EVINE brand.

The principal stockholders of EVINE are Mark Bozek, our Chief Executive Officer, and G. Russell Nuce, who became our Chief Strategy Officer effective November 17, 2014. At the time of the transaction, EVINE had debt outstanding under certain convertible bridge notes issued to several individuals, including Thomas Beers, one of our directors. As consideration for the purchase of these assets, primarily related to intellectual property, we issued 178,842 unregistered shares of our common stock, which represented an aggregate value of $1,044,437.28 based on the closing price of our common stock on November 13, 2014 (the “Share Consideration”) and $20,000 in cash consideration which was paid directly to certain service providers to EVINE at EVINE’s request. Given the amount of debt that EVINE owed to the holders of the convertible notes, EVINE directed us to provide the Share Consideration directly to its noteholders in full satisfaction of their claims. As a result of this transaction, Mr. Beers received 91,245 unregistered shares of our common stock with an aggregate value of approximately $532,867. Messrs. Bozek and Nuce received no Share Consideration or cash consideration as a result of the transaction, except for Share Consideration received by a trust established for the benefit of Mr. Nuce’s mother in which Mr. Nuce has a contingent pecuniary interest. This trust received 4,825 unregistered shares of our common stock with an aggregate value of approximately $28,178 in exchange for the cancellation of its outstanding convertible promissory notes.

The asset purchase agreement contains representations and warranties that the parties made to each other and indemnification provisions. The assertions embodied in the representations and warranties in the asset purchase agreement were made solely for purposes of the asset purchase agreement and the transactions and agreements contemplated thereby among the respective parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the asset purchase agreement.

Given the interests of Messrs. Bozek, Nuce and Beers in the transaction as related persons, the Audit Committee of our Board considered and approved the terms of the transaction in accordance with our related person transactions policy after considering whether the transaction and the proposed terms were fair to us. Other than the relationships of Mr. Beers as our director, Mr. Bozek as our executive officer and director and Mr. Nuce who became an executive officer of EVINE effective November 17, 2014, there are no other material relationships between the Company and EVINE other than the asset purchase agreement.

As a result of the consummation of the transaction, Mr. Beers was no longer considered by us to be an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market and stepped down as a member of the Company’s corporate governance and nominating committee.

Related Person Transactions Approval Policy

In February 2007, our Board adopted a written related person transaction approval policy, which sets forth our Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. This policy applies to any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we are a participant and in which a related person has a direct or indirect interest where such person’s interest in the transaction(s) involves at least $120,000 in value. In order for the transaction, arrangement or relationship to be subject to this policy, there must a financial aspect to the transaction, which may, for example, involve payments between us and the related person or otherwise provides value to one of the parties.

Under the policy, a related person is any (1) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of our Company; (2) greater than 5% beneficial owner of our common stock; or (3) immediate family member of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in law, and brothers- and sisters-in-law and anyone residing in such person’s home, except for tenants or employees.

Prior to entering into any related person transaction, the Audit Committee of our Board must be presented with the relevant information about the proposed transaction in order for the committee to assess whether the related person transaction is beneficial to our Company and the proposed terms are fair to us. The committee is authorized to approve, deny, or approve subject to specified conditions, any related party transaction in its sole discretion. The policy also outlines certain factors that the Audit Committee may take into account in considering a related person transaction, and itemizes certain routine transactions which are exempt from the policy.

The types of routine transactions that are exempt from the Company’s related person transaction policy consist of:

•	any employment by the Company of an executive officer of the Company if (a) the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K or (b) the executive officer is not an immediate family member of another executive officer, director or 5% or greater shareholder of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of Regulation S-K if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board approve) the compensation;

•	any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•	any transaction in which the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends);

•	any transaction with another company at which a related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues; and

•	any transaction with a related person involving services as a bank depositary of funds, transfer agent, registration, trustee under a trust indenture, or similar services.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our securities as of April 27, 2015 based on a total of 56,969,569 shares of common stock outstanding as of that date by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director, (iii) our Chief Executive Officer and our other NEOs, and (iv) all directors and executive officers as a group. Shareholders listed below possess sole voting and investment power with respect to their shares and have a mailing address of 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, unless otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Non-Employee Directors:
Thomas D. Beers(1)	Common Stock	279,245	*
John D. Buck(2)	Common Stock	626,000	1.09%
Ronald Frasch(3)	Common Stock	38,000	*
Landel C. Hobbs(4)	Common Stock	40,148	*
Lowell W. Robinson(5)	Common Stock	40148	*
Bob Rosenblatt(6)	Common Stock	58,000	*
Fred R. Siegel(7)	Common Stock	38,000	*

Named Executive Officers:
Mark C. Bozek(8)	Common Stock	14,000	*
G. Russell Nuce(9)	Common Stock	25,116	*
William J. McGrath(10)	Common Stock	289,160	*
G. Robert Ayd(11)	Common Stock	185,308	*
Jean- Guillaume Sabatier(12)	Common Stock	230,582
Keith R. Stewart(13)	Common Stock	250,000	*
Carol Steinberg(14)	Common Stock	160,000	*
Annette Repasch(15)	Common Stock	135,000	* (16)
All directors and executive officers as a group (20 persons)(17)	Common Stock	3,093,756	5.22%

Other 5% or Greater Shareholders:
PAR Investment Partners, L.P.(18) One International Place Suite 2041 Boston, MA 02110	Common Stock	3,562,300	6.25%
Capital World Investors(19) 333 South Hope Street Los Angeles, CA 90071	Common Stock	3,987,540	7.00%
Comcast Corporation(20) One Comcast Center Philadelphia, PA 19103-2838	Common Stock	7,141,849	12.54%
Cannell Capital LLC(21) P.O. Box 3459 150 East Hansen Avenue Jackson, WY 83001	Common Stock	3,094,365	5.43%
BlackRock Inc.(22) 55 East 52nd Street New York, NY 10022	Common Stock	3,567,748	6.26%
GE Capital Equity Investments, Inc.(23) 201 Merritt 7 Norwalk, CT 06851	Common Stock	3,718,767	6.53%

(1)	Includes options to purchase and unvested shares granted totaling 38,000 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015.
(2)	Includes options to purchase and unvested shares granted totaling 548,000 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015.
(3)	Represents options to purchase and unvested shares granted totaling 38,000 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015.
(4)	Includes options to purchase and unvested shares granted totaling 38,000 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015
(5)	Includes options to purchase and unvested shares granted totaling 38,000 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015
(6)	Represents options to purchase and unvested shares granted totaling 58,000 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015.
(7)	Represents options to purchase and unvested shares granted totaling 38,000 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015.
(8)	Represents common shares beneficially owned as of April 27, 2015.
(9)	Represents common shares beneficially owned as of April 27, 2015.
(10)	Includes options to purchase and unvested shares granted totaling 122,500 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015.
(11)	Includes options to purchase and unvested shares granted totaling 179,000 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015.
(12)	Includes options to purchase and unvested shares granted totaling 87,500 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015.
(13)	Includes options to purchase 250,000 shares that are presently exercisable.
(14)	Represents options to purchase 160,000 shares that are presently exercisable.
(15)	Represents options to purchase 135,000 shares that are presently exercisable.
(16)	“ * “ represents less than 1% ownership.
(17)	Includes options to purchase and unvested shares granted totaling 2,313,664 that are presently exercisable or may become exercisable or vest within 60 days of April 27, 2015.
(18)	Information with respect to PAR Investment Partners, L.P., PAR Group, L.P. and PAR Capital Management, Inc. is provided in reliance upon information included in a Schedule 13G/A filed on February 14, 2014.
(19)	Information with respect to Capital World Investors, a division of Capital Research and Management Company is provided in reliance upon information included in a Schedule 13G/A filed on February 13, 2015.
(20)	Information with respect to Comcast Corporation (“Comcast”), for and on behalf of itself, and its consolidated subsidiaries, NBCUniversal, LLC (“NBCUniversal Holdings”) and NBCUniversal Media, LLC (“NBCUniversal” and together with Comcast and NBCUniversal Holdings, the “Reporting Persons”), is provided in reliance upon information included in a Schedule 13D filed on May 17, 2011, as supplemented by information included in a Form 8-K filed by Comcast on March 19, 2013.
(21)	Information with respect to Cannell Capital LLC (“Cannell”), for and on behalf of itself, and its consolidated investment vehicles, Tonga Partners, L.P. (“Tonga”), Tristan Partners, L.P. (“Tristan”), the Tristan Offshore Fund Ltd. (“Tristan Offshore”) and the Cuttyhunk Fund II LLC (“Cuttyhunk”), is provided in reliance upon information included in a Schedule 13D filed on June 3, 2014, as supplemented by information in a Schedule 13G filed on October 14, 2014 and a Schedule 13G/A filed on February 13, 2015.
(22)	Information with respect to BlackRock Inc., is provided in reliance upon information included in a Schedule 13G filed on February 2, 2015.
(23)	Information with respect to GE Capital Equity Investments, Inc. (“GECEI”), General Electric Capital Corporation (“GE Capital”), together with General Electric Capital Services, Inc. (“GECS”) and General Electric Company (“GE”), is provided in reliance upon information included in a Schedule 13D/A filed on June 26, 2014, as supplemented by information included in a Schedule 13D/A filed on November 6, 2014 and a Schedule 13D/A filed on November 19, 2014. On June 24, 2014, GECEI exercised in full the 2009 Warrants (warrants to purchase 6,000,000 shares of Common Stock at an exercise price of $0.75 per share). In accordance with the 2009 Warrants, GECEI paid the exercise price on a cashless basis, resulting in the Company withholding of 941,259 of the warrant shares to pay the exercise price and issuing to GECEI the remaining 5,058,741 shares of Common Stock. The Company also paid $2.40 to GECEI in lieu of a fractional share. As of November 18, 2014, Common Stock shown for GECEI represents 3,986,071 shares of Common Stock. GECEI and GE Capital, by virtue of its ownership of all the common stock of GECEI, have sole voting and dispositive power over the shares and GECS and GE disclaim beneficial ownership with respect to the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that, with the exception of one late Form 4 filing for Mr. Nuce (reporting one transaction), all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them during fiscal 2014.

DEADLINE FOR RECEIPT OF SHAREHOLDER

PROPOSALS FOR 2016 ANNUAL MEETING

The deadline for our receipt of any shareholder proposals intended to be presented at our 2016 Annual Meeting of Shareholders and included in the proxy statement for that meeting is January 11, 2016. The inclusion of any shareholder proposals in those proxy materials is subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8.

In addition, Sections 3.2 and 4.3 of the Company’s By-Laws contain advance notice provisions requiring that, if a shareholder wants to present a proposal or nominate directors at our 2016 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof in accordance with the By-Laws. In order to be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the 2015 Annual Meeting. The By-Laws set forth detailed information that must be submitted with any shareholder proposal or director nomination. In the event that the date of the 2016 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary date of the 2015 Annual Meeting, however, notice by the shareholder must be delivered, or mailed and received, not later than the 90th day prior to the 2016 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2016 Annual Meeting is first made. A copy of the full text of the By-Laws may be obtained by writing to the attention of our Corporate Secretary at the address below.

Written copies of all shareholder proposals should be sent to EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

ANNUAL REPORT AND AVAILABLE INFORMATION

Our annual report containing audited financial statements for our fiscal years ended January 31, 2015 and February 1, 2014 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.evine.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this proxy statement. Our common stock trades on the NASDAQ Stock Market under the symbol “EVLV.”

Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary or calling (952) 943-6000. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC’s website at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Broadridge Financial Solutions, Inc. may be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. “Householding” will continue until you are notified otherwise or until you notify Broadridge or us that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify Broadridge, (2) direct your written request to: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Investor Relations or (3) contact our Investor Relations department by telephone at (952) 943-6000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact Broadridge. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This proxy statement may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses and our working capital levels successfully; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. If other matters are properly presented at the Annual Meeting and you are a shareholder of record and have submitted a completed proxy card or voting instruction form, the persons named as proxies in such proxy card or voting instruction form will vote your shares in accordance with their discretion.

No appraisal or dissenters’ rights will be available to EVINE shareholders in connection with the proposals to be considered at the Annual Meeting.

By Order of the Board of Directors

/s/ G. Russell Nuce
G. Russell Nuce
Executive Vice President & Chief Strategy Officer,
Interim General Counsel & Secretary

EVINE Live Inc. 6740 Shady Oak Road Eden Prairie, MN 55344-3433

VOTE BY INTERNET – www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in making proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your completed proxy card prior to the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK IN AS FOLLOWS:	M59561-P3685	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVINE Live Inc.		For All	Withheld All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees:	☐	☐	☐

01) Thomas D. Beers 06) Lowell W. Robinson 02) Mark C. Bozek 07) Bob Rosenblatt 03) John D. Buck 08) Fred R. Siegel 04) Ronald L. Frasch 05) Landel C. Hobbs

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2.	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2016					☐	☐	☐

3.	Approval, on an advisory basis, of the 2014 compensation of the company’s named executive officers					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointly owned shares will be voted as directed by one owner unless the other instructs to the contrary, in which case the shares will not be voted. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

M59562-P36385

EVINE Live Inc.

Annual Meeting of Shareholders

June 17, 2015

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Mark C. Bozek or G. Russell Nuce, and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EVINE Live Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on June 17, 2015, at the EVINE Live Inc. Corporate Offices, 6690 Shady Oak Road, Eden Prairie, MN 55344, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the proxies.

Continued and to be signed on the reverse side